UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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The Andersons, Inc.
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THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537
March 11, 2014
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of shareholders to be held on Friday, May 2, 2014 at 8:00 a.m., local time, at The Andersons’ Headquarters Building, 480 West Dussel Drive, Maumee, Ohio 43537.
This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the meeting agenda, and how to vote your proxy and procedures for the meeting. It also describes how the Board of Directors operates and gives you information about our director candidates. A form of proxy card and our 2013 annual report to shareholders are also included with this booklet.
It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. I urge you to vote your proxy as soon as possible so that your shares may be represented at the meeting. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.
I look forward to seeing you on May 2nd.
Sincerely,
/s/ Michael J. Anderson
Michael J. Anderson
Chairman, Board of Directors
and Chief Executive Officer

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:    May 2, 2014

Time:    8:00 A.M., Local Time

Place:    The Andersons' Headquarters Building
480 West Dussel Drive
Maumee, Ohio 43537

Matters to be voted upon:

1	The election of nine directors identified as nominees herein to hold office for a one-year term.

2	The approval of the 2014 Long-Term Incentive Compensation Plan

3	Advisory approval or disapproval of executive compensation.

4	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

5	Any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.
Holders of record of The Andersons, Inc. Common Shares as of the close of business on March 10, 2014 will be entitled to vote at the Annual Meeting.

By order of the Board of Directors

Maumee, Ohio March 11, 2014	/s/ Naran U. Burchinow
Naran U. Burchinow
Secretary
Your vote is important. Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own, please vote your shares by proxy, either by mailing the enclosed proxy card or, by telephone or via the Internet. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 2, 2014
The Proxy Statement and Annual Report to Shareholders with Form 10K is available at www.proxyvote.com.

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537
PROXY STATEMENT
Annual Meeting of Shareholders
May 2, 2014
Introduction
The Board of Directors (the “Board”) is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals described in this proxy statement. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. This proxy statement was first mailed or otherwise delivered to shareholders on March 19, 2014.
This Proxy Solicitation
Included in this package are, among other things, the proxy card and this proxy statement. The proxy card and the identification number on it are the means by which you authorize another person to vote your shares in accordance with your instructions.
This proxy statement provides you with information about the proposals and about The Andersons, Inc. (the “Company”) that you may find useful in deciding how to vote with respect to each of the proposals. After this introduction, you will find the following ten sections:

•	Voting

•	Summary of Proposals

•	Election of Directors

•	Corporate Governance

•	Proposal for the 2014 Long-Term Incentive Compensation Plan

•	Proposal for an Advisory Vote on Executive Compensation

•	Appointment of Independent Registered Public Accounting Firm

•	Share Ownership

•	Executive Compensation

•	Director Compensation

•	Other Information
The Annual Meeting: Quorum
The Annual Meeting will be held on Friday, May 2, 2014 at 8:00 a.m., local time, at The Andersons’ Headquarters Building located at 480 W. Dussel Drive in Maumee, Ohio.
The Company’s Code of Regulations requires that a majority of our Common Shares be represented at the Annual Meeting, either in person or by proxy, in order to transact business.
Abstentions and broker non-votes will be treated as present for purposes of determining whether a majority of our Common Shares is represented at the meeting, and will therefore affect whether a quorum has been achieved. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
There were no shareholder proposals submitted for the 2014 Annual Meeting.
Common Shares Outstanding
The record date for determining holders of the Company’s Common shares entitled to vote at the Annual Meeting is March 10, 2014. As of the record date, the Company had 28,387,599 Common Shares issued and outstanding.
On February 18, 2014, the Company effected a three-for-two stock split to its outstanding shares as of January 21, 2014. All share, dividend and per share information set forth in this proxy statement have been retroactively adjusted to reflect the stock split.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 2, 2014
The proxy statement and Annual Report to Shareholders with Form 10K is available at www.proxyvote.com.

Voting
You are entitled to one vote at the Annual Meeting for each of the Company’s Common Shares that you owned of record as of the close of business on the record date for the Annual Meeting. There is no right to cumulative voting as to any matter, including the election of directors.
How to Vote Your Shares
You may vote your shares at the Annual Meeting by proxy or in person. Even if you plan to attend the meeting, we urge you to complete and submit your proxy in advance to ensure your vote is represented. If your shares are recorded in your name, you may cast your vote in one of the following ways:

•
Vote by telephone: If you received a proxy card, you can vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on your proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.

•	Vote by mail: If you received a proxy card and choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

•
Vote via the Internet: You can vote by internet at any time by visiting the website listed on your proxy card, notice document or email that you received. Follow the simple instructions and be prepared to enter the code listed on the proxy card, notice document or email that you received. If you vote via the Internet, you do not need to return your proxy card.

•	Vote in person at the Annual Meeting.
Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or a broker) may be able to vote by telephone or the Internet, as well as by mail. You should follow the instructions you receive from your nominee to vote these shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker or nominee that holds your shares, giving you the right to vote the shares at the meeting.
When you vote by proxy, the shares you hold will be voted in accordance with your instructions. Your proxy vote will direct the designated persons (known as “proxies” or proxy holders) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has designated Matthew C. Anderson, Naran U. Burchinow and Tamara S. Sparks to serve as the proxies for the Annual Meeting.
How to Revoke Your Proxy
You may revoke your proxy at any time before it is exercised by any of the following means:

•	Notifying Naran U. Burchinow, our Secretary, in writing prior to the Annual Meeting;

•	Submitting a later dated proxy card, telephone vote or internet vote; or

•	Attending the Annual Meeting and revoking your proxy in writing.
If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.
Your attendance at the Annual Meeting will not, by itself, revoke a proxy.
Voting at the Annual Meeting
Your shares will be voted at the meeting as directed by the instructions on your proxy card if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting and (4) you did not validly revoke your proxy prior to the meeting.
The Board’s Recommendations
If you send a properly executed proxy without specific voting instructions, the designated proxies will vote your shares

•	for the election of the nominated directors,

•	for the approval of the 2014 Long-Term Incentive Compensation Plan,

•	for the approval of the advisory resolution on executive compensation, and

•	for the ratification of the independent registered public accounting firm.

Votes Required to Approve Each Item
The Company’s Code of Regulations states that the nominees for director receiving the greatest number of votes shall be elected. Therefore, abstentions and broker non-votes will not count as a vote for or against the election of directors and, therefore, will not have an effect on the election of directors.
The approval of the 2014 Long-Term Incentive Compensation Plan requires a majority of the common shares present and eligible to vote. An abstention will count as a vote against this proposal. Broker non-votes will not count as a vote for or against this proposal.
The advisory vote on executive compensation requires an affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote to be considered approved. An abstention will count as a vote against this proposal. Broker non-votes will not count as a vote for or against this proposal.
The ratification of the independent registered public accounting firm requires an affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, and entitled to vote. An abstention will count as a vote against this proposal. A proposal to ratify the selection of auditors is considered a routine matter that brokers may vote on without instruction from beneficial owners. As a result, a broker non-vote cannot occur with respect to this proposal.

Householding
The Company has adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials. If the household received a printed set of proxy materials by mail, each shareholder will receive his or her own proxy card or voting instruction card by mail. We have undertaken householding to reduce our printing costs and postage fees. Shareholders may elect to receive individual copies of the proxy materials at the same address by contacting Investor Relations in writing at 480 West Dussel Drive, Maumee, Ohio 43537, or via telephone at (419)893-5050.
Where to Find Voting Results
We will announce the voting results at the Annual Meeting and will publish the voting results in the Company’s Form 8-K to be filed with the Securities and Exchange Commission within four business days after the annual meeting.

Summary of Proposals
The Governance / Nominating Committee and the Board, including all independent directors, have nominated nine directors, each for a one-year term.
The Board has approved the 2014 Long-Term Incentive Compensation Plan and recommends that you vote to ratify their adoption.
The Board is submitting to an advisory vote the compensation of the Company’s named executive officers, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), and conducted in conformance with regulations promulgated by the Securities and Exchange Commission thereunder. While this vote is not binding, the Compensation and Leadership Development Committee and Board expect to take the results of this vote into consideration when making future compensation decisions.
The Audit Committee has hired and the Board has approved PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 and recommends that you vote to ratify their appointment.
At the date of this Proxy Statement, we have no knowledge of any business other than the proposals described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted on at the discretion of the proxy holders.

Election of Directors
The Board of Directors is currently comprised of ten directors. David L. Nichols, having reached our mandatory retirement age for board members of 72, will not stand for re-election. The Board will reduce the number of directors to nine commencing with this Annual Meeting. The Governance / Nominating Committee and the Board have nominated and recommend the election of each of the nine nominees listed below. Each Director elected will serve until the next Annual Meeting or until their earlier removal or resignation. Each of the nominees listed is currently a Director of the Company. The Board expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board reduces the number of directors as provided for in the Company’s Code of Regulations.
Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. The following is a brief biography of each nominee as well as the specific qualifications of the nominee as identified by the Board’s Governance / Nominating Committee. Information as to their ownership of the Common Shares can be found under the caption “Share Ownership” in this proxy statement. All information provided is current as of February 28, 2014.

Name	Age	Principal Occupation, Business Experience and Other Directorships	Director Since
Michael J. Anderson	62	Chairman of the Board since 2009, Chief Executive Officer since January 1999, President from January 1999 through December 2012. Prior to that President and Chief Operating Officer from 1996 through 1998, Vice President and General Manager of the Retail Group from 1994 until 1996 and Vice President and General Manager Grain Group from 1990 through 1994. Currently a Director of FirstEnergy Corp. beginning in 2007 and formerly a Director of Interstate Bakeries Corp from 1998 to 2009.	1988
Gerard M. Anderson	55	Chairman and Chief Executive Officer, DTE Energy 2014; Chairman, President and Chief Executive Officer 2010-2013; President and Chief Operating Officer 2005-2010. Joined Detroit Edison, a subsidiary of DTE Energy in 1993 and held various executive positions. Prior to this, a consultant with McKinsey & Co., Inc. Director of DTE Energy since 2009.	2008
Catherine M. Kilbane	50	Senior Vice President, General Counsel and Secretary of The Sherwin-Williams Company since 2013. Prior to that, Senior Vice President, General Counsel and Secretary of American Greetings Corporation from 2003-2012. Prior to that a partner with the Cleveland law firm of Baker & Hostetler LLP.	2007
Robert J. King, Jr.	58	Senior Adviser for FNB Corp since 2013. Prior to that, President and Chief Executive Officer, PVF Capital Corp from 2009 to 2013; Senior Managing Director, Private Equity, FSI Group, LLC from 2006 through 2009; Managing Director, Western Reserve Partners LLC from 2005-2006; Regional President of Fifth Third Bank from 2002 through 2004 and Chairman, President and Chief Executive Officer of Fifth Third Bank (Northeastern Ohio) from 1997 through 2002. Director of Shiloh Industries, Inc. since 2005 and PVF Capital Corp. since 2009.	2005
Ross W. Manire	62	Chairman and Chief Executive Officer of ExteNet Systems, Inc. since 2002. Served as President, Enclosure Systems Division of Flextronics International from 2000 to 2002. Prior to that held senior management positions at Chatham Technologies, Inc., and 3Com Corporation. Former Partner at Ridge Capital Corporation and Ernst and Young. Director of Zebra Technologies Corporation since 2003 and Eagle Test Systems, Inc. from 2004 through 2008.	2009
Donald L. Mennel	67	Chairman of the Board of The Mennel Milling Company since 2012. President and Treasurer of The Mennel Milling Company from 1984 through 2012. Served on the Executive Committee of the North American Millers Association.	1998
Patrick S. Mullin	65	Retired Managing Partner of Deloitte & Touche LLP in Cleveland. Director of The OM Group, Inc. since 2011.	2013
John T. Stout, Jr.	60	Chief Executive Officer of Plaza Belmont Management Group LLC since 1998 and Chairman since 2012. Chairman of Diana Fruit Company since 2012. Previously President of Manildra Milling Corp and Manildra Energy Corp from 1991 through 1998 and Executive Vice President of Dixie Portland Flour Mills Inc. from 1984 to 1990.	2009
Jacqueline F. Woods	66	Retired President of Ameritech Ohio (subsequently renamed AT&T Ohio). Director of The Timken Company since 2000.	1999

The Governance / Nominating Committee considers a variety of factors when presenting the slate of nominees for the Board – these are listed in detail under the caption “Corporate Governance – Board Meetings and Committees – Governance / Nominating Committee.” Because of the importance of diversity in our businesses, the Committee looks at the different skills and experiences that each nominee brings. Following are specific experience, qualifications, attributes or skills that the Governance / Nominating Committee viewed as valuable to our business for the next year:

Director	Specific experience, qualifications, attributes or skills
Michael J. Anderson
•        Over 30 year history with the Company including leadership of the Grain and Retail businesses
•        Specific expertise in agricultural commodities trading and hedging activities.
•        Intimate knowledge of all businesses
•        Experience as a member and chair of other public company boards
•        Three years public accounting experience
•        MBA in finance and accounting
•        Executive Leadership Program, Harvard Business School

Gerard M. Anderson
•        Currently engaged as Chairman, President & Chief Executive Officer and board member of a publicly traded energy company
•        Energy industry expertise
•        MBA and MPP with a civil engineering undergraduate degree
•        Past experience as a consultant with McKinsey and Company

Catherine M. Kilbane
•        Currently engaged as Secretary and General Counsel for a publicly traded company
•        Experience with public company regulatory requirements
•        Experience in an industry that is a supplier to retailers
•        Attorney with extensive corporate law experience, including mergers and acquisitions, joint ventures, securities and compliance

Robert J. King, Jr.
•        Experience as President & Chief Executive Officer and board member of a publicly traded financial services company
•        MBA with a finance undergraduate degree
•        Expertise in banking, finance and related risk analysis with extensive senior officer experience with major banking organization.
•        Experience as a member of other public company boards

Ross W. Manire
•        Currently engaged as Chairman and CEO of a telecommunications company
•        Mergers and acquisition and international business experience
•        Experience as a member of other public company boards
•        Formerly a partner with an international auditing firm and certified public accountant
•        Prior service as Chief Financial Officer of public company
•        MBA with economics undergraduate degree

Donald L. Mennel
•        Currently engaged as Chairman of the Board and experience as President and Treasurer of a major wheat milling company.
•        MBA
•        Past chair of audit committee and designated financial expert
•        Extensive grain industry experience, including analysis and hedging of agricultural commodity risk

Patrick S. Mullin
•        Experience managing Northeast Ohio Deloitte & Touche LLP office
•        Experience as Audit Committee Chair for other public companies
•        Served as a trusted business advisor to CEOs, CFOs and the audit committee chairs of several publicly traded companies
•        Extensive experience in advising public and private companies on tax, accounting, audit and consulting matters in a variety of industries
•        Over 40 years of public accounting experience
•        Merger and acquisition experience
•        Executive Leadership Programs, Harvard and Northwestern

John T. Stout, Jr.
•        Currently engaged as Chief Executive Officer of diversified food processor and supplier
•        Experience in the financial markets as it relates to the food industry, including analysis of agricultural commodity risk
•        Mergers and acquisition experience
•        Experience managing company which was a consumer of wheat
•        Board member for a variety of companies in the food industry
•        Elected to Kansas City Federal Reserve Board January 1, 2010 and again on January 1, 2013; previously six years on Kansas City Federal Reserve Board Economic Advisory Committee; Currently serving on the Compensation Committee and the Executive Search Committee of Federal Reserve Bank of Kansas City

Jacqueline F. Woods
•        Experience as a President of large telecommunications company
•        Experience as a member of other public company boards
•        Career experience in finance, marketing, strategic planning, public relations and government affairs
•        Executive Leadership Program, Kellogg Graduate School of Management, Northwestern University

The Board of Directors recommends a vote FOR the election of the nine directors as presented.

Corporate Governance

Board Meetings and Committees

Committees of the Board effective as of the May 2014 Annual Meeting
Name	Board	Audit	Compensation and Leadership Development	Governance / Nominating	Finance
Michael J. Anderson	C
Gerard M. Anderson	X				X
Catherine M. Kilbane	X	X	C
Robert J. King, Jr.	X		X		C
Ross W. Manire	X	X			X
Donald L. Mennel	X	X		C
Patrick S. Mullin (1)	X	C		X
David L. Nichols (2)
John T. Stout, Jr.	X		X		X
Jacqueline F. Woods	X	X	X	X
C - Chair, X - Member
(1) The Company expects the appointment by the Board of Patrick S. Mullin as Chair of the Audit Committee immediately following the May shareholder election
(2) Not standing for re-election

The Board of Directors held five regular meetings and one scheduled telephonic board meeting in 2013. All directors attended 75% or more of the 2013 meetings of the Board, and committees on which each such director served. We do not have a formal policy regarding board members’ attendance at the annual meeting. However, all of the current Board members attended the 2013 Annual Shareholders Meeting. Richard P. Anderson is a non-voting Chairman Emeritus, and attends meetings without compensation.
The Audit Committee, Compensation and Leadership Development Committee, Finance Committee and Governance / Nominating Committee each have written charters. Copies of such charters are available at www.andersonsinc.com under the Corporate Governance tab within the Investor Relations section of the website.
A temporary advisory panel comprised of Catherine M. Kilbane, Ross W. Manire and Gerard M. Anderson was formed in 2010 to monitor progress and report to the Board on the Company’s enterprise resource planning project regarding its information technology infrastructure. Such members receive compensation commensurate with committee attendance for service on this panel.
Director Independence: The Board is made up of a majority of independent directors. Each of the Audit, Compensation, Finance and Governance / Nominating Committees is made up entirely of independent members.
An “independent” director is a director who meets the criteria for independence as required by the applicable law and the NASDAQ (“NASDAQ”) Corporate Governance Standards for Listed Companies and is affirmatively determined to be “independent” by the Board. The Board has determined that each of the current directors is independent under the corporate governance standards of the NASDAQ, with the exception of Michael J. Anderson, Chairman and Chief Executive Officer. Michael J. Anderson and Gerard M. Anderson are cousins. The Board has determined that the relationship does not affect Gerard M. Anderson’s exercise of independent judgment on the Board.
Audit Committee: The Audit Committee will, immediately following the 2014 Annual Meeting, be comprised of five independent members and, among other duties, appoints the independent registered public accounting firm, reviews the internal audit and external financial reporting of the Company, reviews the scope of the independent audit and considers comments by the independent registered public accounting firm regarding internal controls and accounting procedures and management’s response to those comments. The Audit Committee held four regular meetings in 2013. The Board has determined that David L. Nichols is an “audit committee financial expert” as defined in the federal securities laws and regulations. The Company expects the appointment by the Board of Patrick S. Mullin as Chair of the Audit Committee immediately following the May shareholder election and the Board has determined that Patrick S. Mullin is an “audit committee financial expert” as defined in the federal securities laws and regulations.
Compensation and Leadership Development Committee: The Compensation and Leadership Development Committee, comprised solely of four independent directors (as defined in the NASDAQ Corporate Governance Standards for Listed Companies), reviews the recommendations of the Company’s Chief Executive Officer and Vice President, Human Resources as to the appropriate compensation that includes base salaries, short-term and long-term compensation, and benefits of the Company’s officers and determines the compensation of such officers for the ensuing year. The Chief Executive Officer’s compensation is also determined by the Committee and then recommended to the full Board for approval. In addition, under the Company’s Amended 2005 Long-Term Performance Compensation Plan, the Committee reviews, approves and recommends to the Board grants of equity-based compensation aggregated for non-officers and individual grants for officers and reviews and approves the “Compensation Discussion and Analysis” appearing in this proxy statement. The Compensation and Leadership Development Committee met three times during 2013. The Committee, by charter, is authorized to retain its own independent compensation consultants and legal counsel.
Finance Committee: The Finance Committee is comprised of four independent directors and is charged with monitoring and overseeing the Company’s financial resources, strategies and risks, especially those that are long-term in nature. The Finance Committee met three times in 2013.
Governance / Nominating Committee: The Governance / Nominating Committee is comprised of four independent directors. The Governance / Nominating Committee met three times in 2013. The Committee recommends to the Board actions to be taken regarding its structure, organization and functioning, selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, recommends a slate of directors to be submitted to the shareholders for approval, and conducts regular meetings of the independent directors without management being present. The Governance / Nominating Committee recommended the election to the Board of each nominee named in this proxy statement.
It is the policy of the Governance / Nominating Committee to consider for nomination as a director any person whose name is submitted by a shareholder, provided that the submission is made prior to December 31 of the year that precedes the next annual meeting of shareholders and provided that the person is willing to be considered as a candidate.
Submission of names by shareholders is to be made to the Secretary of the Company, at the Company’s headquarters in Maumee, Ohio. The Secretary, in turn, submits the names to the Chair of the Governance / Nominating Committee. The shareholder’s notice must set forth all information relating to any nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Act of 1934, as amended (including, if so required, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). Additionally, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the notice must provide the name and address of such shareholder and beneficial owner and the class and number of shares of the Company which are owned beneficially and of record by such shareholder and beneficial owner.
Each candidate for director (no matter how nominated) is evaluated on the basis of his or her ability to contribute expertise to the businesses and services in which the Company engages, to conduct himself or herself in accordance with the Company’s Statement of Principles, and to contribute to the mission and greater good of the Company. The candidate’s particular expertise, as well as existing Board expertise, is taken into consideration. A candidate’s “independence,” as defined by applicable stock exchange regulations and any other applicable laws, and the Board’s ratio of independent to non-independent directors are also taken into consideration. Preferences, qualifications and specific qualities or skills considered necessary for one or more of the directors to possess include, but are not limited to, the following:

•	Able to serve for a reasonable period of time

•	Multi-business background preferred

•	Successful career in business preferred

•	Active vs. retired preferred

•	Audit Committee membership potential

•	Strategic thinker

•	Leader / manager

•	Agribusiness background, domestic and international

•	Transportation background

•	Retail background

•	Brand marketing exposure

The Committee does not have specific diversity goals other than to annually present a slate of nominees who will contribute expertise to the Board, who will conduct themselves in accordance with the Company’s Statement of Principles and who will share their diverse skills and experiences for the greater good of the Company. Because the Company consists of several diverse businesses, we highly value differing viewpoints shared in the pursuit of Board actions that best balance the objectives of our customers, employees, shareholders and communities.
The Board has adopted a policy not to nominate for re-election to the Board any member reaching the age of 72.
The Company did not incur any fees or charges to any third party in connection with the identification or appointment of Mr. Mullin to the Board, nor was such appointment made pursuant to any agreement with any third party.
Board Leadership Structure: Since 2009, Michael J. Anderson has served as Chairman of the Board of Directors and Chief Executive Officer. As Chairman, Mr. Anderson chairs meetings of the Board, sets Board meeting agendas, has authority to call meetings of the Board and serves as liaison with management of the Company.
Since 2010, Donald L. Mennel has served as Lead Director of the Board. As the Lead Director, Mr. Mennel chairs meetings of the independent directors, chairs the Governance / Nominating Committee, approves board meeting agendas, has the authority to call meetings of the independent directors, and serves as liaison with the Chairman.
The Board has determined that combining the positions of Chairman and Chief Executive Officer enhances the efficiency and focus of Board meetings, and its coordination with management and plans of the Company, provided that the Board also has the services of an experienced and effective Lead Director to perform that role’s essential duties. Michael J. Anderson brings to his position experience on two other public company boards, including service as chairman, coupled with a detailed knowledge of the Company’s businesses derived from decades long experience with the Company. Moreover, the variety and complexity of the Company’s businesses underscores the need for a Chairman with detailed knowledge of the Company’s day to day issues to assure relevant Board agendas, adequate information and analysis for meetings, and the coordination with management. Combining the function is appropriate, and effective, when the Company also has the benefit of an experienced Lead Director, with responsibilities and authority to manage decisively the meetings of the independent directors, to communicate their interests to the Chairman, and to assert to the Chairman any other concerns for the benefit of the stockholders, and in so doing serving as an institutional counterweight to the Chairman and CEO.
Board Oversight of Risk: The Board is responsible for overseeing risk management for the Company. It has delegated to each of the Audit Committee, the Finance Committee, the Compensation and Leadership Development Committee and the Governance / Nominating Committee, certain of its responsibilities in this area. For example, the Audit Committee has the oversight responsibility for the integrity of the Company’s financial statements and its financial reporting process; its systems of internal accounting and financial controls and the performance of the Company’s internal audit function and independent auditor. The Finance Committee has responsibility for risks relating to capital markets including interest rate volatility and access to capital, counterparties, product liability, price volatility and general industry market risks. The Compensation and Leadership Development Committee has the responsibility for reviewing the Company’s compensation policies to ensure that these policies are not reasonably likely to create undue risk to the Company. The Governance / Nominating Committee has responsibility for oversight of the Company’s ethics policies, including the Company’s Code of Business Conduct, Board Succession and other regulatory / legislative issues.
Although the Board has delegated certain responsibilities for risk management to its Committees, the Board retains overall responsibility and coordination of this duty. Each Committee Chairman reports to the full Board matters discussed or reviewed at Committee meetings. Although the Board oversees the Company’s risk management, company management is responsible for day-to-day risk management processes and provides regular updates to the Board and its Committees.
Executive Sessions of the Board: Our independent directors meet in executive session at each Board meeting. Our Lead Director chairs these executive sessions.
Shareholder Communications to Board: Shareholders may send communications to the Board by writing any of its officers at the Company’s headquarters at its Maumee, Ohio address or by calling any officer at 419-893-5050 or 800-537-3370. All shareholder communications addressed to the Board will be forwarded to the Board members.
Code of Ethics
The Company has adopted Standards of Business Conduct that apply to all employees, including the principal executive officer, principal financial officer and the principal accounting officer. These Standards of Business Conduct are available on the Company’s website (www.andersonsinc.com) under the Corporate Governance tab within the Investor Relations section of the website. The Company intends to post amendments to or waivers, if any, from its Standards of Business Conduct as relates to the Company’s chief executive officer and chief financial officer on its website.
Review, Approval or Ratification of Transactions with Related Persons
The Board has practices and procedures to address potential or actual conflicts of interest and any appearance that decisions are based on considerations other than the best interests of the Company that may arise in connection with transactions with certain persons or entities, which include the completion of annual written questionnaires requiring disclosure of potential conflict situations, financial transactions, and annual affirmation of compliance with the Company’s Standards of Business Conduct and Statement of Principles (the “Related Person Transaction Policy”). The Related Person Transaction Policy operates in conjunction with the Company’s Standards of Business Conduct and is applicable to all transactions, arrangements or relationships in which: (a) the aggregate amount involved is material to the individual, and in any event, to any transaction in which the amount may be expected to exceed $120,000 in any calendar year; (b) the Company is a participant; and (c) any Related Person (as that term is defined in Item 404 under Regulation S-K of the Securities Act of 1933, as amended) has or will have a direct or indirect interest (a “Related Person Transaction”).
The Governance / Nominating Committee is charged with the review of any transactions with related persons. They may utilize outside legal counsel or the Company’s general counsel to provide opinions as to the appropriateness of any potential Related Person Transaction. All directors and officers complete annual questionnaires regarding their stockholdings and transactions which may possibly be regarded as involving related parties. In considering any matter, the Governance / Nominating Committee will consider the terms of the Company’s Standards of Business Conduct, which directors and officers also commit to observe.
A Related Person Transaction is subject to review and approval or ratification by the Chief Executive Officer or the Governance / Nominating Committee. As part of its review of each Related Person Transaction, the Governance / Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. The Related Person Transaction Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Committee and do not require separate approval or ratification. The Director involved in a Related Person Transaction will recuse himself/herself from any decision to approve or ratify such transaction.
The Governance / Nominating Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board of Directors.
Donald L. Mennel is Chairman, and formerly President and Treasurer of, and a significant shareholder in, The Mennel Milling Company ("Mennel Milling"). Mennel Milling sells grain to, and purchases grain from, the Company and its Lansing Grain affiliate, and also leases railcars from the Company. The amounts received from such transactions are below thresholds established by Nasdaq as standards for director non-independence. The Board has determined that such transactions will not interfere with Mr. Mennel's ability to serve as an independent director.
Catherine M. Kilbane, who serves as a director, member of the Audit Committee and Chair of the Compensation and Leadership Development Committee, is Senior Vice President, Secretary and General Counsel of The Sherwin-Williams Company. The Sherwin-Williams Company, through its retail stores, competes with the paint department of the Company's retail stores. It may also supply paints and other products for sale by the Company in its retail stores and for use in the Company's railcar painting business. The amount of such competition and supplies are de minimis, and the Board has determined that such competition and transactions will not interfere with Ms. Kilbane's ability to serve as an independent director.
There were no other Related Person Transactions for the year ended December 31, 2013.
Audit Committee Report
The Audit Committee of The Andersons, Inc. Board of Directors operates under a written charter. In May 2013, the Committee was reappointed with five independent directors and increased to six in August 2013 with the addition of Patrick S. Mullin to the Board. It will again operate as a five person committee following the 2014 Annual Meeting. The Audit Committee appoints, establishes fees to, reviews audit scope and plan, pre-approves non-audit services provided by, and evaluates the performance of, the Company’s independent registered public accounting firm. The Audit Committee’s appointment of the Company’s independent registered public accounting firm is presented to the shareholders in the annual proxy statement for ratification.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements of the Company in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and assessing the effectiveness of the Company’s internal controls over financial reporting and for issuing their reports. The Audit Committee is responsible for monitoring and overseeing these processes.
In this context, the Audit Committee has reviewed the Company's audited financial statements and has met and held separate discussions with management, the Company’s internal audit director and the independent registered public accounting firm regarding such financial statements. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, and reviewed all material written communications between the independent registered public accounting firm and management.
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526 Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
The Audit Committee has also reviewed the services provided by the independent registered public accounting firm (as disclosed below under the caption “Audit and Other Fees”) when considering their independence.
Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
David L. Nichols (outgoing chair), Patrick S. Mullin (incoming chair), Catherine M. Kilbane, Ross W. Manire, Donald L. Mennel, Jacqueline F. Woods
Use of Compensation Consultants
In 2013, the Compensation and Leadership Development Committee of the Board of Directors retained its own adviser in light of significant executive compensation projects initiated during 2013 that culminated in decisions regarding 2014 compensation and a shareholder proposal to adopt a new Long-Term Incentive Compensation Plan. The committee has engaged Semler Brossy Consulting Group of Los Angeles, California for a limited engagement, to objectively review and make recommendations regarding the proposed new Long-Term Incentive Compensation Plan and to review all elements of total direct compensation for executive officers and non-employee independent directors.
Management of the Company has engaged two separate consultants as noted in the Compensation Discussion and Analysis section of the document. Findley Davies’ (one of the two firms) role in providing executive compensation consulting was primarily focused on providing benchmarking data and analysis but did not recommend specific director or executive compensation levels. Management's use of these consultants was approved by the Compensation and Leadership Development Committee following evaluation of their independence, as described in Compensation Discussion & Analysis. Findley Davies provided both compensation consulting and other services to the Company in 2013 as follows:

Fees	2013	2012
Executive Compensation Consulting	$139,246	$21,805
Fees for other consulting and actuarial services (1)	579,795	570,271
Total	$719,041	$592,076

(1)
Services include consulting, communications, and technical support of the Company’s health and welfare and retirement plans. In 2013 and 2012, $42,000 and $51,950, respectively, was charged directly to the pension trust.

Compensation / Risk Relationship
Company management has reviewed the compensation programs established for all employees and determined that certain aspects of our incentive programs may encourage the taking of undue risk positions, but that such situations are infrequent and mitigated by compensating controls. In all cases, the Company believes that it has appropriate mitigating controls and that compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The results of this review are discussed below:

(a)
One Year Income Incentives. The Company’s annual cash compensation program for management (MPP) is generally based on one year of income performance as defined by U.S. generally accepted accounting principles. By measuring only one year of income results, an incentive can be created to maximize short-term, same year profits by making unwise credit decisions which might increase long-term counterparty risk. This incentive is mitigated by the following: (i) the Company caps all short-term incentive compensation at two times the targeted amount for each position; (ii) the Company’s Vice President Finance & Treasurer must establish all credit limits above any material size (varies by business group); (iii) a majority of management employees who participate in MPP also participate in the Company’s long-term equity compensation program, which is coupled with equity retention requirements (which are large in the case of senior officers); and (iv) losses in subsequent years from imprudent credit decisions will reduce compensation in such subsequent years. Although no claw-back provisions existed during 2013, we have adopted a policy commencing 2014 requiring the repayment or “clawback” of excess cash or equity based compensation where the payments were based on the achievement of financial results that were subsequently the subject of a financial restatement from each executive officer of the Company (regardless of involvement in the cause of the restatement) and also the group controller of the business unit involved in the restatement. If this policy proves to be incompatible with final rules issued by the SEC implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will adjust our policy accordingly.

(b)
Performance Share Units. Company officers receive Performance Share Units (PSUs) that vest based upon service and performance which is measured by three years of cumulative diluted earnings per share (nine quarters of cumulative diluted earnings per share for the 2013 grant) on a rolling basis. Absent mitigating controls to monitor equity transactions and manage the Company’s leverage, this award might otherwise induce actions to be taken to improve Company earnings per share results by creating a riskier balance sheet position by increasing the Company’s leverage or through the use of cash to purchase shares on the open market. The PSU award criteria might also encourage aggressive acquisition strategies, under which the Company might incur imprudent amounts of debt to finance riskier acquisitions in order to increase short-term earnings per share and thereby increase PSU awards. This incentive is mitigated by the following controls: (i) acquisitions of any significance require the approval of the CEO and the Board of Directors; (ii) officers have large equity retention requirements, which would be negatively impacted by transactions with large inherent risk, (iii) the Company’s leverage is managed within set guidelines by the CEO and the CFO, within levels approved by the Board of Directors.

(c)
Stock Appreciation Rights. From 2006-2010, the Company awarded Stock Only Stock Appreciation Rights (“SOSARs”) in lieu of traditional stock options. SOSARs are awards paid in shares of Company stock whose number is determined based on the share price appreciation (at the exercise date) of the number of shares granted. While the Company’s SOSAR program presents a long-term incentive different than traditional stock options, it nonetheless presents executives with the choice of when to exercise the right to acquire the shares that become available as a result of stock appreciation under the program. In that respect, SOSARs, like any stock option, can encourage executives to enter into transactions with long-term risks which may result in short-term gains in stock price at the expense of the Company’s long-term financial performance. The temptation to engage in such transactions is mitigated by the following controls: (i) major transactions which might affect short-term stock price require the approval of both the CEO, as well as the Board, and (ii) our internal criteria for approving major investments utilizes a RAROC (Risk Adjusted Return on Capital) analysis whereby riskier investments require higher reward prospects for approval, making approval more difficult to achieve.

(d)
Restricted Share Awards. In 2011, the Company replaced the SOSAR equity award with full value Restricted Share Awards (“RSAs”). Restricted shares are delivered at grant date and vest over a three year period (nine quarters for the 2013 grant). The main objective of RSAs is to promote retention. To a lesser extent, they also create focus on share price and alignment with shareholders, but the Company does not feel this is significant enough to encourage the taking of undue risk positions.

Approval of The Andersons, Inc.
2014 Long-Term Incentive Compensation Plan

At the Annual Meeting, our stockholders will be asked to approve The Andersons, Inc. 2014 Long-Term Incentive Compensation Plan (the “2014 Plan”). The 2014 Plan was approved by the Board on February 28, 2014 subject to stockholder approval. The 2014 Plan authorizes the issuance of up to 1,750,000 shares of common stock in aggregate and will replace The Andersons, Inc. Amended 2005 Long-Term Performance Compensation Plan with respect to the granting of future equity awards. As of March 10, 2014, 500,827 shares of common stock subject to awards remain outstanding under the 2005 Long-Term Performance Compensation Plan. We estimate that the number of shares requested under the 2014 Plan will last for approximately the next 4 to 5 years, at which time we expect to ask our shareholders to approve an additional share authorization.

The purposes of the 2014 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2014 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining officers, other employees, and non-employee directors; and

•	motivate such persons to act in the long-term best interests of the Company and its stockholders.

Under the 2014 Plan, the Company may grant:

•	non-qualified stock options;

•	incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”));

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	performance stock and performance stock units; and

•	other stock-based and cash-based awards.

As of February 28, 2014, approximately 140 employees and 9 non-employee directors would be eligible to participate in the 2014 Plan, which is consistent with the Company’s prior plan. As discussed above, the 2014 Plan will replace our prior equity plan and, accordingly, our non-employee directors will participate in the 2014 Plan.

The 2014 Plan Conforms to Best Practices

The 2014 Plan, which contains many best practices, will:

•	be administered by a committee of the Board or a subcommittee thereof, comprised entirely of independent directors;

•
set a fixed number of shares authorized for issuance with no evergreen feature, which will require us to seek specific stockholder approval for any future increases in the shares available for issuance under the 2014 Plan;

•	require stock options and SARs be granted with an exercise price or grant price of at least 100% of the fair market value of the option shares on the grant date;

•	not include any “liberal” share recycling provisions, so that shares withheld to pay taxes or to exercise options and SARs are not returned to the plan for future awards;

•	prohibit option and SAR repricing without stockholder approval;

•
not provide for automatic full acceleration of outstanding equity awards in the event of a change in control if such equity awards continue or are assumed or substituted for by the successor organization;

•	provide maximum limits on the number of awards that can be granted to any employee or non-employee director under the 2014 Plan; and

•	subject all awards granted under the 2014 Plan to the Company’s recoupment policy, as in effect from time to time.

Cessation of Awards under the Amended 2005 Long Term Performance Compensation Plan

Effective with the shareholder approval of the 2014 Plan, no further awards will be granted from the Amended 2005 Long Term Performance Compensation Plan (the “2005 Plan”) and any unused shares, including any subsequent forfeitures of shares from the outstanding awards made from the 2005 Plan, will be canceled and no longer available for grant. All outstanding awards granted from under the 2005 Plan will continue to be subject to the terms and conditions of the 2005 Plan and the award agreements which conveyed the awards thereunder.

Description of 2014 Long-Term Incentive Compensation Plan

The 2014 Long-Term Incentive Compensation Plan, (“2014 Plan”) provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of the Company and its subsidiaries are eligible for grants under the 2014 Plan. The purpose of the 2014 Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, and employees by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2014 Plan. For further information about the 2014 Plan, we refer you to the complete copy of the 2014 Plan, which is attached as an exhibit to this proxy statement.

Administration. The 2014 Plan is administered by the Compensation & Leadership Development Committee of our board of directors. Among the Compensation & Leadership Development Committee’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2014 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2014 Plan as it deems necessary or proper. The Compensation & Leadership Development Committee has authority to administer and interpret the 2014 Plan, to grant discretionary awards under the 2014 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the 2014 Plan and the awards thereunder as the Compensation & Leadership Development Committee deems necessary or desirable and to delegate authority under the 2014 Plan to our executive officers.

Available Shares. The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2014 Plan or with respect to which awards may be granted may not exceed 1,750,000 shares. The number of shares available for issuance under the 2014 Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the 2014 Plan are for any reason canceled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Plan.

The maximum number of shares of our common stock with respect to which any stock option, stock appreciation right, shares of restricted stock or other stock-based awards that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Internal Revenue Code and may be granted under the 2014 Plan during any fiscal year to any eligible individual will be 1,000,000 shares (per type of award). The total number of shares of our common stock with respect to all awards that may be granted under the 2014 Plan during any fiscal year to any eligible individual will be 1,000,000 shares. There are no annual limits on the number of shares of our common stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible individuals. The maximum number of shares of our common stock subject to any performance award which may be granted under the 2014 Plan during any fiscal year to any eligible individual will be 1,000,000 shares. The maximum value of a cash payment made under a performance award which may be granted under the 2014 Plan during any fiscal year to any eligible individual will be $5,000,000. Finally, the maximum value of shares which may be granted to any individual non-employee director in any one year is $150,000.

Eligibility for Participation. Members of our board of directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates are eligible to receive awards under the 2014 Plan.

Award Agreement. Awards granted under the 2014 Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards, as determined by the Compensation & Leadership Development Committee.

Stock Options. The Compensation & Leadership Development Committee may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation & Leadership Development Committee will determine the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation & Leadership Development Committee at grant and the exercisability of such options may be accelerated by the Compensation & Leadership Development Committee.

Stock Appreciation Rights. The Compensation & Leadership Development Committee may grant stock appreciation rights, which we refer to as SARs. A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Compensation & Leadership Development Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the fair market value of our common stock on the date of grant.

Restricted Stock. The Compensation & Leadership Development Committee may award shares of restricted stock. Except as otherwise provided by the Compensation & Leadership Development Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation & Leadership Development Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation & Leadership Development Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Internal Revenue Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Plan and are discussed in general below.

Other Stock-Based Awards. The Compensation & Leadership Development Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock and deferred stock units under the 2014 Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Compensation & Leadership Development Committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Internal Revenue Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Plan and discussed in general below.

Other Cash-Based Awards. The Compensation & Leadership Development Committee may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation & Leadership Development Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation & Leadership Development Committee may accelerate the vesting of such award in its discretion.

Performance Awards. The Compensation & Leadership Development Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. The Compensation & Leadership Development Committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code as well as performance awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation & Leadership Development Committee. Based on service, performance and/or other factors or criteria, the Compensation & Leadership Development Committee may, at or after grant, accelerate the vesting of all or any part of any performance award.

Performance Goals.    The Compensation & Leadership Development Committee may grant awards of restricted stock, performance awards, and other stock-based awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Compensation Leadership and Development Committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following measures selected by the Compensation Leadership and Development Committee: (1) earnings per share; (2) operating income; (3) gross income; (4) net income, before or after taxes; (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital metrics or ratios; (12) earnings before interest and taxes; (13) earnings before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenues; (19) gross revenues; (20) annual recurring revenues; (21) recurring revenues; (22) license revenues; (23) sales or market share; (24) employee engagement or turnover; (25) customer satisfaction; (26) total shareholder return; (27) economic profit or economic value added; (28) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Compensation & Leadership Development Committee; (29) the fair market value of a share of our common stock; (30) the growth in the value of an investment in our common stock assuming the reinvestment of dividends; or (31) control of or reduction in operating expenses.

To the extent permitted by law, the Compensation & Leadership Development Committee may also exclude the impact of an event or occurrence which the Compensation & Leadership Development Committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation & Leadership Development Committee.

In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Compensation & Leadership Development Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control. In the event of a Change in Control of the Company (as defined in the 2014 Plan), and except as otherwise provided by the Compensation Leadership and Development Committee in an Award Agreement, a Participant’s unvested Award shall not vest automatically. Such awards may be, in the discretion of the Compensation Leadership and Development Committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. Notwithstanding any other provision to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

Stockholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination. Notwithstanding any other provision of the 2014 Plan, our board of directors may at any time amend any or all of the provisions of the 2014 Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2014 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability. Awards granted under the 2014 Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Leadership and Development Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards. The 2014 Plan provides that awards granted under the 2014 Plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Securities Exchange Act of 1934 or under any applicable rules and regulations promulgated by the Securities and Exchange Commission.

Effective Date; Term. The 2014 Plan was approved by the Board of Directors on February 28, 2014 and is being submitted to the shareholders for ratification at the 2014 Annual Meeting. If ratified, the term of the 2014 Plan will be 10 years from the 2014 Annual Meeting date and no awards will be made thereafter. Any award outstanding under the 2014 Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Plan are quite technical.  Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances.  Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants.  However, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

                Incentive Stock Options.  In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times.  In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income.  If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

                If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price.  In such event, subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income.  Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

                Nonqualified Stock Options.  A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant.  Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price.  Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock.  Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

                 Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Plan may be subject to the requirements of Section 409A of the Internal Revenue Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes.  Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options.

                The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended.  The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

Specific Benefits

The Company has not approved any awards that are conditioned on shareholder approval of the 2014 Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 2014 Plan because the Company’s equity award grants are discretionary in nature. If the proposed 2014 Plan had been in effect in 2013, the Company expects that its award grants for 2013 would not have been different from those actually made in that year under the 2005 Plan. For information regarding the 2013 award grants under the 2005 Plan, see the “Grants of Plan-Based Awards” table on page 34.

The Board of Directors recommends a vote FOR approval of the Plan.

Proposal for an Advisory Vote on Executive Compensation
As required by Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, the Board is submitting a non-binding advisory vote to our shareholders on the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis included within this proxy statement.
Please refer to the Compensation Discussion and Analysis contained in this proxy statement for a description of the philosophy and design strategy of our compensation programs, our peer group benchmarking, and the actual values given as compensation for our named executive officers.
We believe that our executive compensation programs appropriately link pay to performance and are well aligned with the long-term interests of our shareholders. We believe that the compensation we have given, viewed in the context of our current year results, demonstrates the appropriateness of our executive compensation practices.
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement is hereby APPROVED on an advisory basis.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation and Leadership Development Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Accordingly, the Board of Directors unanimously recommends a vote FOR the approval of the advisory resolution on executive compensation.

Appointment of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for the year ended December 31, 2013. Based on its evaluation of PwC's independence and performance on recent audits, the Audit Committee has appointed PwC as the independent registered public accounting firm of the Company for the year ending December 31, 2014 and now seeks the shareholders' ratification of such appointment.
Representatives from PwC are expected to attend the annual meeting. They will have an opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to questions.
Audit and Other Fees
During 2013, PwC not only acted as the Company’s independent registered public accounting firm but also rendered other services to the Company. The following table sets forth the aggregate fees for professional services rendered by PwC for audit, audit-related, tax and other services in 2013 and 2012:

Fees	2013	2012
Audit (1)	$2,176,848	$1,615,500
Audit-related (2)	225,340	38,915
Tax (3)	120,104	112,351
Other (4)	1,800	1,800
Total	$2,524,092	$1,768,566

(1)	Fees for professional services rendered for the audit of the consolidated financial statements, statutory and subsidiary audits, consents, and assistance with review of documents filed with the SEC.

(2)	Fees for review and testing of the future SAP environment and the associated controls.

(3)	Fees for services related to tax consultations and tax planning projects.

(4)	Annual license fee for technical accounting research software.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
In accordance with the Securities and Exchange Commission’s rules issued pursuant to the Sarbanes-Oxley Act of 2002 which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent registered public accounting firm. Under this policy, the Audit Committee specifically pre-approves at the beginning of each fiscal year all audit and audit-related services to be provided by the independent registered public accounting firm during that fiscal year within a general budget. The Audit Committee is updated as to the actual billings for these items at each meeting.
Tax and all other services that are permitted to be performed by the independent registered public accounting firm, but could also be performed by other service providers, require specific pre-approval by the Audit Committee after considering the impact of these services on auditor independence. If the Audit Committee pre-approves services in these categories by the independent registered public accounting firm, the Audit Committee is updated at each meeting as to the actual fees billed under each project.
Since May 6, 2003, 100% of the tax and other fees were pre-approved by the Audit Committee. All fees noted above were for employees of PwC.
Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has hired and the Board of Directors has approved PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal year 2014. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from shareholders.

If the shareholders do not ratify this appointment by a majority of the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firms. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders.
The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

Share Ownership
Shares Owned by Directors and Executive Officers
The following table indicates the number of Common Shares beneficially owned as of February 28, 2014. The table displays this information for the directors and executive officers as a group, for each director individually and for each of the Named Executive Officers (as defined hereafter). Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. Except as noted below, the address of the beneficial owners is The Andersons, Inc., 480 West Dussel Drive, Maumee, Ohio 43537.

	Amount and Nature of Shares Beneficially Owned
Name	SOSARs / Options (a)	Common Shares		Aggregate Number Of Shares Beneficially Owned	Percent of Class (b)
Dennis J. Addis	—	52,616	(c)	52,616	*
Michael J. Anderson	—	575,027	(d)	575,027	2.0%
Gerard M. Anderson	10,500	325,375	(e)	335,875	1.2%
John J. Granato	—	5,135		5,135	*
Catherine M. Kilbane	3,600	18,462		22,062	*
Robert J. King, Jr.	—	20,044		20,044	*
Ross W. Manire	—	7,000		7,000	*
Donald L. Mennel	10,500	65,888	(f)	76,388	*
Patrick S. Mullin	—	1,236		1,236	*
David L. Nichols	1,200	11,965		13,165	*
Harold M. Reed	—	95,926	(g)	95,926	*
Rasesh H. Shah	—	58,099	(h)	58,099	*
John T. Stout, Jr.	—	10,086	(i)	10,086	*
Jacqueline F. Woods	3,600	19,995		23,595	*
All directors and executive officers as a group (23 persons)	72,617	1,683,459		1,756,076	6.2%

(a)	Includes options exercisable within 60 days of February 28, 2014.

(b)	An asterisk denotes percentages less than one percent.

(c)
Includes 250 Common Shares owned by Jonathan Addis, Mr. Addis’s son. Mr. Addis disclaims beneficial ownership of such Common Shares. Includes 46,781 Common Shares owned by Dennis J. Addis, Trustee of the Dennis J. and Therese A. Addis Joint Revocable Trust.

(d)	Includes 150,138 Common Shares held by Mrs. Carol H. Anderson, Mr. Anderson’s spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(e)	Includes 316,497 shares held by trust.

(f)	Includes 1,237 shares held by Mrs. Louise Mennel, Mr. Mennel’s spouse. Mr. Mennel disclaims beneficial ownership of such Common Shares.

(g)	Includes 55,563 Common shares held by trust.

(h)	Includes 19,648 Common shares held by trust.

(i)	Includes 4,219 Common shares held by trust.

Share Ownership of Certain Beneficial Owners
The following table indicates the number of Common Shares beneficially owned by each shareholder who is known to own beneficially more than 5% of our Common Shares as of December 31, 2013:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Common Shares Beneficially Owned	Percent of Class as of December 31, 2013
Common Shares	The Vanguard Group, Inc. (a) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,932,221	6.88%
Common Shares	Blackrock, Inc. (b) 40 East 52nd Street New York, New York 10022	2,513,096	9.00%
Common Shares	Allianz Global Investors U.S. Holdings LLC (c) 680 Newport Center Drive Suite 250 Newport Beach, California 92660	2,261,334	8.10%

(a)
Based upon information set forth in the Schedule 13G filed on February 11, 2014 by The Vanguard Group, Inc., adjusted to reflect the stock split. The Vanguard Group, Inc. is an investment adviser and holding company with the sole power to vote and dispose of 1,893,389 Common Shares. Vanguard Fiduciary Trust Company (“VFTC”) is a wholly owned subsidiary of The Vanguard Group, Inc. and an investment manager of collective trust accounts with the sole power to vote and dispose of 38,832 Common Shares. Vanguard Investments Australia, Ltd. ("VIA") is a wholly owned subsidiary of The Vanguard Group, Inc. and an investment manager of Australian investment offerings with the sole power to vote and dispose of 2,250 Common Shares.

(b)
Based upon information set forth in the Schedule 13G filed on January 28, 2014 by Blackrock, Inc., adjusted to reflect the stock split. Blackrock, Inc. is a holding company or control person with the sole power to vote 2,398,676 Common Shares and sole dispositive power over 2,513,096 Common Shares.

(c)
Based upon information set forth in the Schedule 13G filed on February 12, 2014 by Allianz Global Investors U.S. Holdings LLC, adjusted to reflect the stock split. Allianz Global Investors U.S. Holdings LLC is an investment adviser and holding company with the sole power to vote and dispose of 0 Common Shares. NFJ Investment Group LLC is a wholly owned subsidiary of Allianz Global Investors U.S. Holdings LLC and an investment adviser with the sole power to vote 1,839,839 Common Shares and sole dispositive power over 1,860,539 Common Shares. Allianz Global Investors U.S. LLC is a wholly owned subsidiary of Allianz Global Investors U.S. Holdings LLC and an investment adviser with the sole power to vote 170,180 Common Shares and sole dispositive power over 183,830 Common Shares. Allianz Global Investors Europe GmbH is an affiliate of Allianz Global Investors U.S. Holdings LLC and an investment adviser with the sole power to vote 38,742 Common Shares and sole dispositive power over 97,728 Common Shares. Allianz Global Investors Taiwan Ltd. is an affiliate of Allianz Global Investors U.S. Holdings LLC and an investment adviser with the sole power to vote and dispose of 119,238 Common Shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. In addition, persons that are not executive officers or directors but who beneficially own more than ten percent of Common Shares must also report under Section 16(a). Copies of all Section 16(a) forms filed by officers, directors and greater-than-10% owners are required to be provided to the Company.
We have reviewed the reports and written representations from the executive officers and directors. Based on our review, we believe that all filing requirements were met during 2013, except for the following:

•	Nicholas C. Conrad filed a late Form 4 on August 22, 2013 for a sale of shares;

•	The Company filed late Form 4's on behalf of each Officer and Director on October 8, 2013 for annual grants of Restricted Share Awards ("RSAs");

•	The Company filed late Form 4's on behalf of each Officer on October 8, 2013 for annual grants of Performance Share Units ("PSUs"); and

•	Gerard M. Anderson filed a late Form 4 on December 18, 2013 for a gift of shares.

Compensation and Leadership Development Committee Interlocks and Insider Participation
No member of our Compensation and Leadership Development Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Leadership Development Committee.

Executive Compensation
Compensation and Leadership Development Committee Report
The Compensation and Leadership Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis which follows, and, based on such review and discussion, recommends to the Board of Directors of The Andersons, Inc. that it be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Catherine M. Kilbane (chair), Robert J. King, Jr., John T. Stout, Jr., Jacqueline F. Woods
Compensation Discussion and Analysis
The following section describes the components of our executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For the year ended December 31, 2013, our NEOs included the following individuals:

Officers	Title as of December 31, 2013
Michael J. Anderson	Chief Executive Officer
John J. Granato	Chief Financial Officer
Harold M. Reed	Chief Operating Officer
Dennis J. Addis	President, Grain Group
Rasesh H. Shah	President, Rail Group
Executive Summary
The Committee has retained its own independent compensation consultant in 2013. The consultant's responsibilities are described in General Principles and Procedures.
The Company’s compensation strategy seeks to align the motivations and behaviors of our executive officers with the interests of our stockholders by basing short-term and long-term incentive components upon annual and long-term financial objectives. To do so, we provide:

Base Salary	A salary range is established for each position, based upon extensive benchmarking.
Short-Term Incentive Compensation
An annual cash bonus. Most of the bonus is determined by a formula based on pre-tax income of both the executive’s individual business group, and the Company as a whole. A smaller amount is awarded at the discretion of the CEO based on individual contributions. The pool available for the CEO’s discretionary awards is determined by a formula also based on pre-tax income.

Long-Term Incentive Compensation:
Restricted Share Awards ("RSAs")	Grants of common stock subject to vesting over a multi-year period. Grant amount is adjusted by a factor based on prior year income results.
Performance Share Units ("PSUs")	Units convertible to common stock upon performance criteria being met over a multi-year period.

NEO compensation is based upon pay for performance, with both short and long-term incentives. We intend that the majority of our NEO compensation will vary based on Company performance. We target 70% of CEO compensation and 59% of other NEO compensation to vary with Company performance. In 2013, the actual percentages were higher than these targets, as shown below.

The “NEO Management Bonus and Diluted EPS” graph that follows illustrates our pay-for-performance approach to compensation. The graph displays total bonuses for the Company’s NEOs during each year. In 2012, Anne G. Rex and Nicholas C. Conrad served as certifying officers for the first four months of the year and John J. Granato replaced them as the certifying officer for the remaining eight months of the year. As a result, the sum of the average bonus for Anne G. Rex and Nicholas C. Conrad for four months and John J. Granato's bonus for the remaining eight months of the year was used for the total "CFO" bonus amount in 2012 below. For comparison purposes, the 2009 - 2011 amounts were adjusted to present one "CFO" equivalent bonus for each year by taking the average bonus of the Vice President, Controller and the Vice President, Finance & Treasurer. The Company believes that its volatility in cash compensation for NEOs is appropriate given the close correlation with the increased diluted earnings per share over this five year period.

Several changes to our compensation policy were made in 2013. These include changes to our our Short-Term Incentive Compensation plan (which we call our Management Performance Program or "MPP"). The revised MPP places more weight on the formula component and less weight on the discretionary component. Our Long-Term Incentive Compensation plan was amended in 2013 to change the vesting of Restricted Share Awards ("RSAs") granted in 2013 and later from 3-year cliff vesting to an installment vesting schedule.
Several other compensation adjustments were made early in 2013 in anticipation of a challenging earnings year for the Company. Salary increases for officers and other senior managers normally scheduled to occur in early 2013 were delayed by twelve months and grants of RSAs and PSUs for all management and Director participants in our Long-Term Incentive Compensation Plans (which we call the Long-Term Performance Compensation Plan or "LTPCP") were delayed by seven months. The 2014 salary increases for those officers and senior managers will be in amounts which partially or wholly include the amounts foregone in 2013, although no retroactive payments will be made to make up the lost salary increases. Also, the Company's CEO took a temporary 10% reduction in salary for the year, with the stipulation that if the Company met or exceeded its 2013 plan, he would receive a one-time payment in 2014 equal to the amount of his salary reduction. This change was initiated by the Company's CEO and approved by the Compensation & Leadership Development Committee. The Company's performance in 2013 exceeded plan and, as a result, the CEO received the 10% base salary reduction he undertook in 2013 in early 2014. His salary was restored effective January 1, 2014 and the Compensation & Leadership Development committee approved a standard merit increase for him to be effective in March along with all other salaried employees.
See the 2014 Executive Compensation Changes section on page 38 for details on planned changes for 2014.
We establish both threshold and target levels for our incentives, and cap formula based incentive awards, no matter how extraordinary the performance, at twice the target incentive. We believe our standards for threshold and target levels provide fair and challenging tests. In 2012, three business units exceeded their target and three business units failed to achieve threshold. In 2013, all but one business unit achieved threshold, with three business units exceeding their target. The relationship between annual incentive-based pay and performance is strong as evidenced by the graph of annual NEO cash bonus compensation and diluted EPS. See the Bonus, Performance Targets & Thresholds section below for greater detail.

Other than required executive officer physicals, there are no perquisites, unusual reimbursements or non-cash rewards (other than equity). We do not provide employment contracts, although we do have a severance policy and change of control plan, which is described in this CD&A.

Consideration of 2013 Say on Pay Advisory Vote
The Company’s executive compensation plans were approved by 88% of the shareholders in the 2013 proxy. In view of the strong shareholder approval, we believe there is general support by the shareholders for the overall direction, philosophy and relative magnitude of our executive compensation plans. As a result, no material changes were made to the Company’s executive compensation plans in direct response to the voting results, although we are seeking to adopt a new Long-Term Incentive Plan, replacing our current plan which expires in April 2014, for which we are seeking shareholder consent with this proxy. Consistent with our recommendation, we are again submitting our executive compensation plans to the annual non-binding vote of the shareholders in this proxy statement.
Although not part of the Compensation Discussion and Analysis, the Company, like all public reporting companies, has engaged in a review of the relationship between our compensation plans, and the incentives of employees to undertake risk. The results of that review are reported under Compensation / Risk Relationship.

Compensation Governance Framework

In order to meet the key objectives of our executive compensation program and to mitigate risk from our compensation practices, the company has adopted a strong corporate governance framework that includes the components described below.

•
Share Retention Requirement - Company officers are required to retain at least 75% of the net shares acquired through incentive awards until their guideline shareholding level is achieved, thereafter, they are required to retain 25% of the future net shares which they acquire with a maximum retention requirement of two times their established guideline.

•	Stock Ownership Guidelines - We have established stock ownership guidelines for our executive officers to further align the interests of our executives with those of our shareholders.

•
Recoupment Policy - We have adopted a policy commencing 2014 requiring the repayment or “clawback” of excess cash or equity based compensation from each executive officer of the Company and also the group controller of the relevant business unit where the payments were based on the achievement of financial results that were subsequently the subject of a financial restatement (regardless of involvement in the cause of the restatement).

•
Double-Trigger Vesting - Our new 2014 Long-term Incentive Compensation Plan being submitted for shareholder approval in this proxy does not provide for the automatic acceleration of equity awards upon a Change in Control without a qualifying termination of employment, and it is the intention of the committee to require such double-trigger vesting on all future equity awards.

•	No Stock Option Re-Pricing - The 2014 Plan does not permit us to reprice stock options without shareholder approval or to grant stock options with an exercise price below fair market value.

•	No Tax Gross-Ups - The Company does not provide tax gross-ups on any benefits or perquisites, including severance payments and benefits received following a change in control.

•	Annual Say on Pay Vote - We value the input of our shareholders and include a non-binding vote on our executive compensation policies and practices annually.

General Principles and Procedures
Compensation and Leadership Development Committee’s Role and Responsibilities
The Compensation and Leadership Development Committee, which is composed solely of independent directors, reviews all aspects of cash and long-term incentive compensation for executive officers and makes recommendations to the Board pursuant to a committee charter , which is reviewed and approved by the Governance and Nominating Committee, and ratified by the full Board, annually.

The CEO along with the Vice President, Human Resources make initial recommendations to the Compensation and Leadership Development Committee and participate in Compensation and Leadership Development Committee discussions. In the case of the CEO, compensation is determined by the Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee then makes recommendations related to the compensation provided to all executive officers (including the CEO) to the Board of Directors for their approval.
Compensation Consultants
For 2013, management retained Findley Davies, a third party human resource consulting, actuarial, and administrative services firm to assist in the design and development of its equity-based executive compensation policies and non-qualified deferred compensation programs as well as to obtain some of the CEO and executive officers benchmark data. Management also retained the Hay Group, global management consultants, to perform evaluations of executive positions and for benchmarking competitive data.
Under Nasdaq listing standards which became effective July 1, 2013, the Compensation and Leadership Development Committee is required to assess the independence of any compensation consultant whose advice is received by the Committee. In performing that assessment, the Committee reviewed 6 independence factors:

•	The provision of other services to the Company;

•	The amount of fees received from the Company, as a percentage of the consulting firm's total revenue;

•	Policies and procedures that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the individual consultant assigned to the Company with a member of the Committee;

•	Any Company stock owned by the individual consultant; and

•	Any business or personal relationship of the individual consultant or the consulting firm as an entity with any officer of the Company.
The Committee concluded that Findley Davies could not be considered independent of management of the Company, owing to the volume of non-executive compensation related services and fees with the Company, and the lack of separation between the individual Findlay Davies consultants performing both executive compensation and other services. Findley Davies also performs consulting, communications and technical support of the health and welfare retirement plans for the Company.
The Nasdaq listing standards do not prohibit Company management or the Committee from relying upon the services of a consultant who is assessed to be non-independent. The Committee and the Company determined that continued reliance upon Findley Davies remained appropriate due to the firm’s familiarity with the Company, the relative simplicity of the Company’s executive compensation plans, the actual dollar amounts paid in compensation, and the fact that Findley Davies’ executive compensation services related to plan design, and not the determination of actual compensation amounts for individual executives.
The Hay Group provides no other services for the Company and was assessed to be independent.
The Compensation and Leadership Development Committee is empowered by its charter to retain its own independent legal and compensation consultants, at the Company's expense. The committee decided to retain its own adviser in light of significant executive compensation projects initiated during 2013 that culminated in decisions regarding 2014 compensation and a shareholder proposal to adopt a new Long-Term Incentive Compensation Plan. The committee has engaged Semler Brossy Consulting Group for a limited engagement, to objectively review and make recommendations regarding two projects: 1) a review of a new Long-Term Incentive Compensation Plan for shareholder approval, and 2) a review of all elements of Total Direct Compensation for executive officers and non-employee independent directors. The committee assessed the independence of Semler Brossy based on the six factors described above and determined that Semler Brossy is independent of management.
Rewarding Performance and Achieving Objectives
Our compensation plans and policies are structured to achieve the following goals:

•	Compensation should reflect a balanced mix of short-term and long-term components.

•	Short-term cash compensation (which is both base pay and bonuses) should be based on annual Company, business unit and individual performance.

•	Long-term equity compensation should encourage achievement of the Company’s long-term performance goals and align the interests of executives with shareholders.

•	Executives should build and maintain appropriate levels of Company stock ownership so their interests continue to be aligned with the Company’s shareholders.

•	Compensation levels should be sufficient to attract and retain highly qualified employees.

•	Compensation should reflect individual performance and responsibilities.
Benchmarking
For all salaried positions, including our NEOs, we compare our compensation to that of other companies on a regular basis. We use the Compensation Planning and Executive Compensation Surveys, an annual study of U.S. businesses, produced by the Hay Group, for such comparisons. Specifically for the majority of salaried positions from entry level to executive levels, we select companies from the Hay Group’s survey list of participants to create an index of 180 organizations, with average revenue of approximately $1.7 billion, and with average employment of approximately 4,000 employees.
We have consistently utilized an index of companies whose average revenues are lower than our actual revenues as we believe that our commodities-based business creates revenue figures that overstate our true peer size, and we have sought to avoid the upward compensation pressure that an index of companies with larger revenue might create. The current index includes representation from a broad range of industries similar to those we compete in, such as manufacturing, chemicals, energy, food / beverage / tobacco, retail, wholesale, and transportation, among others. The list of companies that make up this peer index is included in Appendix A.
For the CEO, we also utilize information from the proxy reports of a peer group of 26 companies selected based on financial criteria comparable to our own. In addition to sales and industry, we considered net income, total assets, market capitalization and return metrics including return on revenue, assets and equity in selecting comparable peers. In addition to meeting the financial criteria, some companies were selected based on having a business model similar to ours (i.e., operations in multiple industries). This list of 26 companies is displayed in Appendix B and is consistent with the prior year.
In line with the growth of the Company's business in recent years, an updated peer group was selected for use beginning in 2014 based on updated financial criteria. The updated peer group was one of multiple data sources used in the studies of officer and director compensation resulting in the 2014 changes summarized on page 38.
Our current pay strategy is to have Total Direct Compensation (base salary, short-term incentive and long-term incentive) on a par with the median of our competitive benchmark if annually established Target levels of pre-tax income performance at the Company and business segment level are achieved. We generally set base salary below the 50th percentile and use short-term and long-term incentive pay to bring the NEO’s Total Direct Compensation to the 50th percentile when Target performance levels are reached.
The Committee attempts to establish the CEO's Total Cash and Total Direct Compensation at a level midway between the 25th and 50th percentiles of the two peer groups described above. That level of Total Direct Compensation is also compared to that of the Company's other senior executives, and also a representative sampling of hourly workers, in order to ensure that the CEO's compensation does not exceed those internal comparisons by too great a margin. The Committee believes the CEO Total Direct Compensation is, as a result, well in the bottom half of his peers.
Following is an overview of the 2013 components of Total Direct Compensation for Named Executive Officers:

		Element	Description	Objective	Delivery
Total Direct Compensation	Total Cash Compensation	Base Salary
A base salary range for each NEO is created, the midpoint of which is below the 50th percentile of benchmark (25th in the case of the CEO and 37th in the case of the COO ). The range extends from 80% of midpoint to 120% of midpoint.
				Payment for day to day performance of job accountabilities. Range allows for merit based increases.	Cash
Short-term Incentive Compensation – Management Performance Program
A cash bonus based upon salary range midpoint of the position. In 2013, the total bonus is based primarily upon the formula as described in Bonus, Performance Targets & Thresholds below. A discretionary award may also be awarded by the CEO. At Target performance, the pool of funds available for the discretionary awards is 15% of the total cash bonus pool. Maximum payment, regardless of performance, is 2 times the Targeted cash bonus.
				Incentive for annual pre-tax income performance plus other non-financial objectives. Allocation of discretionary Company pool based on overall value-add performance and individual formula achievement.	Cash
	Long-term Incentives	Performance Share Units (PSUs)
Grant amount based on half of the position’s Total Direct Compensation benchmark. The amount of the grant is based upon achievement of targeted cumulative diluted earnings per share over a 3 year period (9 quarters in 2013).
				Basing equity grants on achievement of 3 years of cumulative earnings per share rewards consistent, year over year earnings, enhancing longer-term focus and alignment with shareholders.	Conversion of units to common shares (if earned) at end of performance period
		Restricted Stock Awards (RSAs)	Grant amount based on half of the position’s Total Direct Compensation benchmark and an adjustment factor based on prior year income results, as described in the Adjustment Factor table on page 27.	Promotes retention due to the multi year vesting period. Also creates focus on share price and alignment with shareholders.	Delivery of restricted shares at grant date. Shares fully vest after three years (two and a quarter years for the 2013 grant) and may then be sold.
2013 Executive Compensation Components
Base Pay
For all NEO salaried positions, benchmark data is utilized to establish a base salary range. For the base pay of NEOs, we target between the 25th and 50th percentiles of our competitive benchmark for our salary midpoints. The base pay of our CEO is targeted at the 25th percentile. The midpoint for executive officers immediately below the CEO begins at approximately the 37th percentile for the COO and is gradually increased toward the 50th percentile for our other corporate officers. Our target salary positioning is lower compared to market for our CEO and our most senior executives because it is our philosophy that very large differentials in pay for top executive positions as compared to other roles do not reflect relative value contribution or support a cohesive corporate culture. As a result, we have intentionally ‘compressed’ pay for our very top executives to have less extreme differentials than would be indicated by market data alone.

Generally, annual increases to base salary for each NEO are determined based upon the NEO’s current salary relative to their salary midpoint, individual performance and the Company’s expectations for overall wage expense increases. Larger salary increases may occur when promotions or additional accountabilities create additional value for a specific position, benchmark studies indicate that an adjustment is necessary to maintain market competitiveness, or based upon considerations of internal equity with other similarly situated NEOs.
Following is a chart setting forth NEO annualized base salary for 2013 and 2012 and the percentage change and 2013 actual base earnings.

	2013 Annualized Base Salary	2012 Annualized Base Salary	% Change in Annualized Base Salary	2013 Base Salary as a % of Salary Range Midpoint	2013 Actual Base Earnings
Michael J. Anderson	$495,000	$550,000	(10.0)%	85%	$495,000
John J. Granato	$300,000	$300,000	—%	97%	$300,000
Harold M. Reed	$400,000	$400,000	—%	91%	$400,000
Dennis J. Addis	$350,000	$350,000	—%	104%	$350,000
Rasesh H. Shah	$309,000	$309,000	—%	103%	$309,000
Bonus, Performance Targets & Thresholds
We believe that our cash bonus plan (which we call the Management Performance Program or “MPP”) encourages sound investment decisions, prudent asset management, and profitable Group and Company performance.
The Management Performance Program requires the setting of annual income “Thresholds” and “Targets” for each of the Company’s business Groups and for the total Company. “Thresholds” are levels of pre-tax income that must be achieved before any MPP payment is earned. At Threshold performance, only minimum levels of MPP payments are earned. “Targets” are the levels of pre-tax income at which the resulting MPP payment will equal the targeted competitive level of compensation discussed under “Benchmarking” above. Bonus amounts are capped at 200% of the formula Target. That level is generally achieved when the Company's income performance reaches 135% of the income Target. We attempt to set Threshold levels so that a minimum MPP payment will normally be earned absent poor performance or unusually difficult or unexpected adverse business conditions. We generally expect that Threshold levels of income will be achieved by all or nearly all our business Groups annually. Targets are set to provide targeted compensation in the case of good performance. We generally expect a majority of our executives to achieve Target levels of income and resulting bonuses, although it would not be uncommon for one or more executives to fail to achieve Target in a single year. The total Company Target is less than the sum of the business Group Targets due to corporate costs and expected returns on corporate assets that are not assigned to an individual business Group.
Target and Threshold amounts are not current year budgets or predictions (although not unrelated), but they do represent the expectation of return on investment for the business Group and the Company given our level of investment in that Group. We take a longer-term view of performance due to the volatile nature of several of our businesses and may adjust an annual threshold to reflect current year industry volatility as reflected in the Company's annual plan.
Income Targets and Thresholds for the coming year for each business unit are presented to the Compensation and Leadership Development Committee prior to the start of the year. The Committee then makes a recommendation to the Board of Directors for its approval. All 2013 Targets and Thresholds were determined through this process and were approved by the Board of Directors.
Significant changes in the asset base due to acquisition or additional investment in joint ventures that occur after approval will not cause a change to the approved Targets and Thresholds. Further, the income from such acquisitions or additional investment will not be included in the income used for bonus calculations. The Targets and Thresholds impacting 2013 NEO compensation were as follows:

	Pre-Tax Income
($000s)	Threshold	Target
Grain	$36,900	$61,500
Ethanol	(5,000)	16,750
Plant Nutrient	16,200	27,000
Rail	16,800	28,000
Turf & Specialty	3,450	5,750
Retail	(1,000)	5,000
Company	73,800	123,000
If the Company, as a whole, or an individual business unit exceeds Threshold, the amount available for formula bonuses will be increased proportionately. If Thresholds are not met, no formula bonuses are earned. If Target income is achieved, then bonus plus base salary will approach the competitive benchmarked target level for Total Cash Compensation. If Targets are exceeded, the amount available for formula bonuses continues to be increased proportionately, until reaching a cap of 200% of total target bonus. NEOs who are Group Presidents earn 70% of their bonus on their individual Group performance and 30% on overall Company performance. Certain NEOs earn a small portion of their formula bonus based on non-financial goals – primarily related to employee safety metrics. Michael J. Anderson, Harold M. Reed and John J. Granato earn 100% of their formula bonus based on Company performance. While our expectation is that each business unit will achieve at least Threshold returns resulting in at least a minimum formula bonus, this is not always possible due to the volatility of our industries.
In 2013, one NEO formula bonus reached the maximum 200% of target. In the individual bonus table that follows, we have included the percentage of total target bonus that was achieved for each of 2013 and 2012.
The MPP cash bonus also includes a discretionary portion determined by the CEO individually for each executive. The pool of dollars available to the CEO for this discretionary portion is based upon the Company's ratio of actual pre-tax income to Target pre-tax income. At Target performance by the Company, the aggregate pool for discretionary awards is 15% of the total MPP cash bonus pool. In prior years, the discretionary portion at Target was 30% of the MPP cash bonus pool.The Company reduced the size of the discretionary award pool in order to produce greater reliance upon the performance based formula for computing the total MPP cash bonus. . The CEO bases his determination for discretionary awards on this assessment of the NEO's business group and individual performance, unique challenges faced by such NEO's industry, individual responsibilities, as well as the size of the NEO's formula based MPP cash award. The CEO has considerable latitude in awarding the discretionary award to any executive, but each discretionary award made by the CEO must be approved by the Compensation and Leadership Development Committee.
For 2013, the Company's reported pre-tax income, after a small upward adjustment for one time or unusual gains and losses (2.7%), exceeded our Target by 20%. This compares to 2012, when the Company’s reported pre-tax income, after a small downward adjustment for one time or unusual gains and losses (0.2%), exceeded our Target by 7% and 2011, when the Company's reported pre-tax income, after a small downward adjustment for one time unusual gains and losses (0.1%), exceeded our Target by 38%. The discretionary bonus available for distribution was computed from these same results. Individual business Groups for the NEOs had the following results:

	Company	Grain (b)	Rail (a)
2013	Exceeded Target	Met Threshold	Exceeded Target
2012	Exceeded Target	Exceeded Target	Exceeded Target
2011	Exceeded Target	Exceeded Target	Met Threshold

(a)	For this Group, the NEO formula bonus was limited due to the Company’s stated cap at an amount equal to 2 times the individual target payout in 2013 and 2012.

(b)
For 2011 and prior years, the results above include the Ethanol Group since Grain and Ethanol were previously reported together. Beginning in 2012, the Groups are now managed separately and have different targets and thresholds.

Following are the 2013 and 2012 MPP payouts (including both formula and discretionary components) for each of the NEOs:

	MPP
	2013	% of Target	2012	% of Target
Michael J. Anderson	820,000	116%	550,000	95%
John J. Granato	335,000	127%	155,000	109%
Harold M. Reed	585,000	117%	400,000	109%
Dennis J. Addis	250,000	81%	380,000	153%
Rasesh H. Shah	414,000	162%	400,000	194%
In addition, Dennis J. Addis also received a retention bonus of $60,000 to be paid in three equal installments of $20,000 at the end of 2012, 2013, and 2014, contingent on his active employment on the scheduled payment dates. Mr. Addis is approaching retirement age and accepted his new role as President of the Grain Group in early 2012 after a long and successful tenure as President of the Plant Nutrient Group. The retention bonus recognizes the importance of having stable leadership through a critical strategic growth period for the Grain Group.
Equity Grants
Equity is issued to our executives under the Company’s Amended 2005 Long-Term Performance Compensation Plan in the form of 50% RSAs and 50% PSUs for 2013. To do this, we establish a target long-term compensation (“LTC”) amount for each executive position. We initially target long-term compensation for all NEO's, except for the CEO, to be an amount which, when combined with our base salary and bonus, brings the aggregate of Total Direct Compensation approximately to the median levels reported in our competitive analysis described under “Benchmarking” above. For the CEO, we target long-term compensation to be an amount which, when combined with base salary and bonus, brings the aggregate Total Direct Compensation to a level midway between the 25th and 50th percentiles of our peer groups. For the 2013 grants, the NEOs targeted LTC value ranges from 135% of salary range midpoint for our CEO, 100% of salary range midpoint for our COO and in the range of 50% to 55% of salary range midpoint for the remaining NEOs.
Restricted Share Awards
The 2013 RSAs vest in two installments - 67% of the shares granted vest 15 months after the grant date and the remaining 33% of the shares granted vest 27 months after the grant date.
The amount of RSA’s granted each year depends upon the Company’s achievement of its Target pre-tax income in the calendar year just ended.
Targeted RSA awards are subject to upward or downward adjustment based upon actual Company income performance. The Adjustment Factor is set forth below:

Pre-tax Income as a % of Target Income	Adjustment Factor applied to RSAs
125% and above	125%
76% to 124%	100%
75% and below	75%
Grants of RSAs for 2013 were made at the 100% level, as the Company's 2012 income was 107% of Target. This compares to 2012, when the grants were made at the 125% level, as the Company achieved 137% of Target in 2011.
Similar to the bonus plan, the CEO is granted the discretionary ability to further increase or reduce equity grants of RSA’s, subject to the approval of the Compensation and Leadership Development Committee, based on his evaluation of an individual’s performance, business Group performance and other extenuating factors he deems appropriate. In 2013, the equity grants for all NEO's were 100% of the formula-based equity targets. The Compensation and Leadership Development Committee approves all final equity compensation grants.
Performance Share Units
PSUs deliver Company stock based on the achievement of specific financial goals. Our PSUs granted prior to 2013 are earned over a three year period based on cumulative diluted Earnings Per Share (“EPS”) performance measured against threshold and target 3 year growth goals. As mentioned previously, the 2013 PSU grant was delayed for seven months in anticipation of a challenging earnings year for the Company. As a result, the PSUs granted in 2013 are earned over a nine quarter period based on cumulative EPS performance measured against threshold and target growth goals for the performance period. PSU thresholds and targets are established based on current EPS expectations plus a challenging growth component. We consider both the industry trends and market expectations when setting these PSU targets. The Compensation and Leadership Development Committee reviews and approves these targets in advance of the award. Threshold goals are a floor, so that performance below “threshold” results in no PSU award delivery. Threshold goals are set at a level equal to minimally acceptable performance and there is an expectation that Threshold goals will be met more often than not. Target goals are set at a level which would be challenging but reasonably achievable. In order to achieve the maximum PSU award, exceptional EPS growth performance must be achieved over the performance period.
Unlike restricted stock, which requires only continued service to be earned by the executive, the Company believes PSUs help align compensation with stockholder return, and emphasize the Company’s pay-for-performance philosophy. Dividends on awarded PSUs are delivered in the form of additional shares at the end of the performance period equivalent to the dollar value of dividends on the number of shares ultimately awarded.
The number of PSUs available for issuance at target performance is based solely on 50% of the named executive’s targeted LTC value as described previously. The performance period earnings per share test determines how many PSUs are then actually issued. The Company believes that because PSUs ultimately issued are based upon a multi-year earnings per share test, using an income-based Adjustment Factor to determine the number of available PSUs to be granted would unnecessarily cloud the relationship with earnings per share. In the Company’s view, the RSA component of LTC (described above) provides a sufficient incentive tied to income Targets.
The following table displays Thresholds, Targets and maximum awards for the PSUs vested for the most recent three years.

Cumulative Diluted Earnings Per Share	Threshold	Target growth (1)	Maximum growth (2)	Actual	Percent of Maximum
3 years ended 2013	$7.13	$7.59	$8.03	$9.39	100%
3 years ended 2012	$5.69	$6.68	$7.85	$8.53	100%
3 years ended 2011	$4.25	$7.41	$7.93	$7.10	40%
3 years ended 2010	$6.22	$6.72	$7.66	$4.90	—%
The following table displays Thresholds, Targets and maximum awards for the PSUs currently outstanding.

Cumulative Diluted Earnings Per Share	Threshold	Target growth (1)	Maximum growth (2)
9 quarters ended December 31, 2015	$7.01	$7.87	$8.67
3 years ended 2014	$8.53	$9.43	$9.83

(1)	Level at which 100% of performance adjusted LTC is achieved.

(2)	Level at which 200% of performance adjusted LTC is achieved.

We believe the use of the equity awards described above creates long-term incentives that balance the goals of growing stock price and strong Company earnings.
2013 LTC Equity Awards
The number of equity awards granted to NEOs is determined by dividing the adjusted LTC target dollar value by our estimate of the likely fair market value of the award on the date of grant. In 2013, the Compensation and Leadership Development Committee approved the number of grants to be awarded on the fixed grant date of October 1, 2013 at the Committee's August 21, 2013 meeting. The fair market value of $47.66 was the closing price on the grant date.
We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. We may issue shares to executives who join the Company but do not generally issue equity compensation to employees outside of the annual grant.
Following is the combined grant date fair value of the equity grants made under the 2005 Long-Term Compensation Plan for both 2013 and 2012 grants made to the NEOs. The value below is computed in accordance with Statement of Financial Accounting Standard 123(R), “Share Based Payment,” as described in Note 15 to the Company’s audited financial statements included in the Annual Report on Form 10-K, Item 8.

	LTC (Value)		LTC (Value)
	2013 maximum	2013 target	2012 maximum	2012 target
Michael J. Anderson	$1,201,032	$800,688	$1,168,560	$800,680
John J. Granato	238,062	158,708	245,045	175,039
Harold M. Reed	677,725	451,817	675,168	467,424
Dennis J. Addis	285,245	190,163	284,350	196,816
Rasesh H. Shah	230,555	153,704	217,482	146,611
The 2013 grant of RSAs was made at 100% of the target LTC since pre-tax income for 2012 was 107% of Target income in accordance with the Adjustment Factor table on page 27. The 2012 grant of RSAs was made at 125% of the target LTC since pre-tax income for 2011 was 138% of Target income in accordance with the Adjustment Factor table on page 27.
Our 2013 adjusted income (basis for our 2014 grants) was 120% of Target income. This will result in a 2014 grant of RSAs at 100% of the target LTC in accordance with the table on page 27.
Stock Ownership and Retention Policy
Our Board has adopted a stock ownership and retention policy that applies to all employees and directors who receive equity compensation. The policy is intended to align the interests of Directors, executives and other managers with the interests of the Company’s shareholders by ensuring that executives maintain significant levels of stock in the Company throughout their careers. Our policy specifies both a guideline number of shares that should be owned (the number varies by position), as well as a percentage of additional shares which must be retained as further shares are acquired under the long-term compensation plans. Company officers are required to retain at least 75% of the net shares acquired through the plan until their guideline shareholding level is achieved; thereafter, they are required to retain 25% of the future net shares which they acquire, subject to a maximum retention requirement of two times their established guideline. The guideline shareholding requirements for the NEOs are as follows:

	Existing Policy	New Policy
Position	Shares	Multiple of Pay
CEO	70,000	6 x Salary
COO & CFO	30,000	4 x Salary
Group Presidents	20,000	3 x Salary
The Compensation and Leadership Development Committee has approved a reduction in the holding requirements for participants approaching retirement. This reduction begins at two years from retirement and drops the guideline shareholding by 1/3 and by another 1/3 at one year from normal retirement age. As part of the process of developing a new long-term incentive compensation compensation plan, the Stock Ownership & Retention Policy has also been reviewed for needed changes. The revised policy will be converted from using fixed share guidelines to a more common multiple of salary approach. The existing 8-tier structure will be simplified to 5-tiers and the multiples will comply with generally accepted industry practices. The Policy will continue to emphasize share retention combined with target ownership levels.
Impact on Executive Compensation from Restatement of Financials
In accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, the CEO and CFO may be required to reimburse the Company bonuses, or other incentive-based or equity-based compensation, and profits from securities sales following certain financial restatements resulting from misconduct. We have adopted a policy commencing 2014 requiring the repayment or “clawback” of excess cash or equity based compensation from each executive officer of the Company and also the group controller of the relevant business unit where the payments were based on the achievement of financial results that were subsequently the subject of a financial restatement (regardless of involvement in the cause of the restatement). If this policy proves to be incompatible with final rules issued by the SEC implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will adjust our policy accordingly.
Post-Termination Compensation/Retirement Programs
Our overall retirement philosophy is to provide plans that are competitive, cost effective and work together with Social Security and employee savings to provide meaningful retirement benefits.

There are four separate retirement programs:

•	Defined Benefit Pension Plan (DBPP)—provides lifetime benefit tied to compensation and years of service. Benefits for NEOs were frozen effective July 1, 2010.

•
Supplemental Retirement Plan (SRP)—works in conjunction with DBPP to restore benefits to employees that would otherwise be lost due to statutory limitations applied to the DBPP. Benefit for NEOs were frozen effective July 1, 2010.

•
Retirement Savings & Investment Plan (401(k))—promotes employee savings for retirement, with Company matching on a portion of the savings and future contributions for non-retail participants. At the time of the pension freeze in 2010, the Company began making an additional transition contribution, calculated from a combination of age and years of service of eligible DBPP participants, which results in a transition contribution equal to 4% of wages for each of the NEO’s, except for John J. Granato who is not eligible for the DBPP. John Granato is eligible for a performance-based contribution of up to 5%. Other NEOs are eligible to receive an additional 1% based on company performance for a total of 5% when combined with their transition contribution.

•	Deferred Compensation Plan (DCP)—works in conjunction with the 401(k) to provide additional elective deferral opportunities to key executives.
Post-Retirement Medical Benefits
We have a Retiree Health Care Plan that provides post-retirement medical benefits to all eligible full-time employees as of December 31, 2002. The Retiree Health Care Plan is not available to those individuals hired after January 1, 2003. There are no benefit differences under this Retiree Health Care Plan between executives and non-executives.

Post-Employment Contracts
In January 2009, we entered into agreements with our NEOs and certain other key employees that require us to provide compensation to them in the event of a non-elective termination of employment or a change in control of the Company. We have historically provided a uniform severance plan for all employees, including executives, in the event of job elimination. Certain vesting periods under our long-term incentive (equity) plans may accelerate under certain termination and change of control situations, as more fully described below in “Termination / Change in Control Payments.” These 2009 agreements clarify that qualifying terminations within a specified period up to three months before or up to 24 months after a defined change in control of the Company or NEO’s business Group will result in cash severance equal to two years of salary and target bonus, plus certain health benefits for that same two years. For qualifying terminations other than due to a change in control, NEO’s will receive cash severance and certain health benefits for a one year period. The agreements are intended to help assure continuation of management during potential change of control situations, and to assist in recruiting and retention of key executives.
In addition, our new 2014 Long-term Incentive Compensation Plan does not provide for the automatic acceleration of equity awards upon a Change in Control without a qualifying termination of employment; it is the intention of the committee to require such double-trigger vesting on all future equity awards.
None of our executives are eligible for any tax gross up payments, including payments made in association with a change-in-control.

Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2013, 2012 and 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Position (1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Michael J. Anderson
Chief Executive Officer	2013 2012 2011	495,000 550,000 546,154	— — —	800,688 800,680 752,372	— — —	820,000 550,000 825,000	— 529,199 465,106	57,354 125,085 97,368	2,173,042 2,554,964 2,686,000
John J. Granato
Chief Financial Officer (9)	2013 2012 2011	300,000 196,154 —	— — —	158,708 175,039 —	— — —	335,000 155,000 —	— — —	15,561 62,955 —	809,269 589,148 —
Harold M. Reed
Chief Operating Officer (10)	2013 2012 2011	400,000 400,000 333,923	— — —	451,817 467,424 276,045	819 1,500 963	585,000 400,000 525,000	— 387,540 319,632	42,862 47,710 60,947	1,480,498 1,704,174 1,516,510
Dennis J. Addis
President, Grain Group (11)	2013 2012 2011	350,000 350,000 301,231	20,000 20,000 —	190,163 196,816 175,665	— — —	250,000 380,000 460,000	— 237,104 225,905	33,325 75,131 47,369	843,488 1,259,051 1,210,170
Rasesh H. Shah
President, Rail Group	2013 2012 2011	309,000 307,308 296,154	— — —	153,704 146,611 142,205	2,527 3,857 3,232	414,000 400,000 160,000	— 346,736 309,409	34,714 44,043 30,059	913,945 1,248,555 941,059

(1)	NEOs include the CEO and CFO who certify the quarterly and annual reports we file with the SEC. The remaining three NEOs are the three next highest paid executive officers.

(2)
Salary for Harold M. Reed and Rasesh H. Shah includes voluntary deductions for the Company’s qualified Section 423 employee share purchase plan (“ESPP”) which is available to all employees. Amounts withheld for 2013 were $8,000 for Harold M. Reed and $24,894 for Rasesh H. Shah. Amounts withheld for 2012 were $9,250 for Harold M. Reed and $23,940 for Rasesh H. Shah. Amounts withheld for 2011 were $7,209 for Harold M. Reed and $24,070 for Rasesh H. Shah.

(3)
Annual bonus is delivered through a formula-based incentive compensation program and included in column (g). Dennis J. Addis received a special bonus in 2013, as discussed in the "Base Pay" section above.

(4)
Represents the grant date fair value of PSUs granted March 1, 2011, March 1, 2012 and October 1, 2013 and RSAs granted March 1, 2011, March 1, 2012 and October 1, 2013, computed in accordance with the assumptions as noted in Note 15 to the Company’s audited financial statements included in Form 10-K, Item 8. At each grant date, we expected to issue the target award under the PSU grants which is equal to 50% of the maximum award.

(5)
Represents the fair value of the option component in the ESPP. The grant date fair value of this ESPP option is computed in accordance with the assumptions as noted in Note 15 to the Company’s audited financial statements included in the 2013 Form 10-K, Item 8.

(6)
Represents the annual Management Performance Program payout earned for each NEO as previously described. Approximately 85% of the award is based on specific results of the NEO’s formula program with the remainder of the award representing a portion of the Company “discretionary” pool which is also created through a formula. Overall awards (individual formula plus awards from the discretionary pool) are approved by the Compensation and Leadership Development Committee.

(7)
Represents the annual change in the NEO’s accumulated benefit obligation. Defined benefit plans include the Defined Benefit Pension Plan and Supplemental Retirement Plan. See Note 6 to the Company’s audited financial statements included in Form 10-K, Item 8 for information about assumptions used in the computation of the defined benefit plans. The deferred compensation plan is a voluntary plan allowing for deferral of compensation for officers and highly compensated employees in excess of the limits imposed by the Internal Revenue Service under the Company’s 401(k) plan. Earnings on the deferred compensation are based on actual earnings on mutual funds held in a Rabbi trust owned by the Company and do not include any above market returns.

(8)
Represents the Company-match and transition benefit contributed to defined contribution plans (401(k) and Deferred Compensation Plan) on behalf of the named executive, life insurance premiums paid by the Company for each of the named executives, the cost of required executive physicals paid by the Company, service awards, the optional cash payout of vacation not taken and restricted share dividends. The transition benefit commenced at July 1, 2010 for non-

retail employees concurrent with the freeze of the defined benefit pension plan. For John J. Granato, moving and relocation costs were also included here in 2012.

(9)	John J. Granato was hired and named to the newly created position of Chief Financial Officer on April 30, 2012.

(10)	Harold M. Reed served as President, Grain & Ethanol Group for 2011. Effective January 1, 2012, he was named Chief Operating Officer.

(11)	Dennis J. Addis served as President, Plant Nutrient Group for 2011. Effective January 1, 2012, he was named President, Grain Group.

Grants of Plan-Based Awards
During 2013, we granted awards to our NEOs pursuant to the 2005 Long-Term Performance Compensation Plan and our MPP. Information with respect to each of the awards, including estimates regarding payouts during the relevant performance period under each of these awards on a grant by grant basis, is set forth below.

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Date of Board Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
			Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Michael J. Anderson	1/1/13 10/1/13	2/28/13 8/21/13	197,240	493,100	986,200	1,680	8,400	16,800	686 8,400	— —	— —	19,620 800,688
John J. Granato	10/1/13	8/21/13	73,680	184,200	368,400	333	1,665	3,330	1,665	—	—	158,708
Harold M. Reed	1/1/13 10/1/13	2/28/13 8/21/13	140,536	351,340	702,680	948	4,740	9,480	204 4,740	— —	— —	5,834 451,817
Dennis J. Addis	1/1/13 10/1/13	2/28/13 8/21/13	86,160	215,400	430,800	399	1,995	3,990	180 1,995	— —	— —	5,148 190,163
Rasesh H. Shah	1/1/13 10/1/13	2/28/13 8/21/13	71,600	179,000	358,000	323	1,613	3,225	168 1,613	— —	— —	4,805 153,704

(1)
Amounts listed for the non-equity incentive compensation plan represent the individual formula maximum, target and threshold under the MPP program. The program also provides for an additional amount up to 15% of the overall pool which is subject to and funded by Company earnings. This discretionary pool is available for award to all plan participants. Determination of this award component is made by the CEO and approved by the Compensation and Leadership Development Committee. The CEO’s discretionary award is determined by the Compensation and Leadership Development Committee. As noted previously, the Company has elected to limit base salaries and place more compensation dollars “at risk” which may be earned in this incentive program. The Thresholds and Targets for each business unit and the total Company are presented by the Company for each NEO (and their business Group) and are preliminarily approved by the Board in its December meeting prior to the beginning of the plan year.

(2)
Equity awards are PSUs which will be awarded based on the nine quarter cumulative diluted EPS for the period October 1, 2013 through December 31, 2015. These awards require employment at the end of the performance period except in the case of death, permanent disability, retirement or termination without cause as a result of a sale of the business unit. If an employee meets one of these exceptions and if the award triggers at the end of three years, the grantee will receive a pro rata award. At the end of the performance period, the appropriate number of shares will be issued along with additional shares representing equivalent dividends paid to shareholders during the period. The Company is currently expensing this award at the target level (50% of the maximum award) and expects that this is the most probable outcome at this time.

(3)
RSA’s granted October 1, 2013 have a grant date fair value of $47.66 per share, which represents the closing price on issuance date. Grants also include dividend equivalents on the 2010 PSU grant, which was vested as of January 1, 2013 and issued after approval by the Compensation and Leadership Development Committee on February 28, 2013. Cumulative dividends for 2010 through the date of issuance were $1.0383 which was multiplied by the shares issued and converted to shares at the December 31, 2012 closing price of $28.60.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes equity awards granted to our NEOs that were outstanding at the end of fiscal 2013.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of securities underlying un-exercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Michael J. Anderson	27,150	—	—	$21.83	4/1/2015	—	—	—	—
	—	—	—	—	—	—	—	23,610	$1,403,615
	—	—	—	—	—	—	—	25,500	$1,515,975
	—	—	—	—	—	—	—	16,800	$998,760
	—	—	—	—	—	11,794	$701,153	—	—
	—	—	—	—	—	8,400	$499,380	—	—
John J. Granato	—	—	—	—	—	—	—	4,167	$247,728
	—	—	—	—	—	—	—	3,330	$197,969
	—	—	—	—	—	3,126	$185,841	—	—
	—	—	—	—	—	1,665	$98,984	—	—
Harold M. Reed	—	—	—	—	—	—	—	8,655	$514,540
	—	—	—	—	—	—	—	14,400	$856,080
	—	—	—	—	—	—	—	9,480	$563,586
	—	—	—	—	—	4,335	$257,716	—	—
	—	—	—	—	—	9,000	$535,050	—	—
	—	—	—	—	—	4,740	$281,793	—	—
Dennis J. Addis	—	—	—	—	—	—	—	5,505	$327,272
	—	—	—	—	—	—	—	6,068	$360,743
	—	—	—	—	—	—	—	3,990	$237,206
	—	—	—	—	—	2,946	$175,140	—	—
	—	—	—	—	—	1,995	$118,603	—	—
Rasesh H. Shah	—	—	—	—	—	—	—	4,455	$264,850
	—	—	—	—	—	—	—	4,913	$292,078
	—	—	—	—	—	—	—	3,225	$191,726
	—	—	—	—	—	2,235	$132,871	—	—
	—	—	—	—	—	2,625	$156,056	—	—
	—	—	—	—	—	1,612	$95,833	—	—

(1)
Equity incentive plan awards that have not vested represent PSUs as described previously. These amounts represent the maximum award for each tranche with performance periods ending January 1, 2014, January 1, 2015 and January 1, 2016, respectively. The market value for these grants is based on a December 31, 2013 closing price of $59.45. Currently the Company expects payout at 100%, 40% and 50% for the performance periods ending January 1, 2014, 2015 and 2016, respectively.

(2)	Represents the market value of outstanding restricted shares at December 31, 2013 closing price of $59.45.
Option Exercises and Stock Vested
With respect to the NEOs, the following table provides information concerning stock options that were exercised during fiscal 2013. Stock awards that vested during fiscal 2013 were PSUs granted in 2010 plus dividend equivalent shares as described previously.

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Michael J. Anderson	50,400	$975,816	21,396	$632,870
John J. Granato	—	—	—	—
Harold M. Reed	31,500	497,724	5,829	166,709
Dennis J. Addis	13,050	94,130	5,607	165,869
Rasesh H. Shah	15,863	161,639	4,781	136,722

(1)	All exercises in 2013 were exercises of SOSARs granted from 2008 through 2010.

(2)	Amounts for Michael J. Anderson and Dennis J. Addis include payments of tax liabilities by withholding securities incident to the vesting of certain securities.
Pension Benefits
The Company maintains a Retirement Benefits Committee, not comprised of independent directors. The Board has delegated its authority to perform certain administrative, regulatory and fiduciary duties required of management as plan sponsor to the Retirement Benefits Committee. The Retirement Benefits Committee acts as the Plan Administrator for the Defined Benefit Pension Plan, Supplemental Retirement Plan, Retirement Savings and Investment Plan, Deferred Compensation Plan, and the Employee Share Purchase Plan. As noted previously, the Defined Benefit Pension Plan and Supplemental Retirement Plan were frozen for non-retail employees as of July 1, 2010.
The retirement benefit for service through December 31, 2006 is a life annuity beginning at age 65 equal to 1.0% of average compensation plus 0.5% of average compensation in excess of Social Security Covered Compensation (a 35-year average of the Social Security wage bases), multiplied by the applicable years of service. The calculation of average compensation is based on the highest compensation earned in five years of employment up to and including 2012. Benefits accrued prior to January 1, 2004 are available as a lump sum or an annuity. Benefits accrued after January 1, 2004 are required to be taken in an annuity.
For service after December 31, 2006 through June 30, 2010, non-retail employees will receive a retirement benefit of 1% of compensation earned in each applicable year of service. A year of service is 1,000 or more hours worked during a calendar year.
Compensation is defined as total wages, salary, bonuses, commissions and overtime pay. For the qualified plans, compensation for the year is capped at the statutory limit for the applicable year under Section 401(a)(17) of the Internal Revenue Code. For the non-qualified plans, compensation is not capped. This results in a combined payout (from both plans) equal to a payout under the qualified plan as if there were no Internal Revenue Code cap.
Early retirement can be elected as early as age 55 with 10 years of service. The retirement benefit is the benefit as stated above, reduced by 0.5% for each month retirement precedes age 65. Of the NEOs, only John J. Granato is not currently eligible for early retirement benefits.
The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under each of the Defined Benefit Pension Plan (“DBPP”) and the Supplemental Retirement Plan (“SRP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s audited financial statements. John J. Granato is not eligible for the DBPP or SRP, as he was hired after the plans were frozen.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of years credited service (#)(1)	Present value of accumulated benefit ($)(2)	Payments during last fiscal year ($)
Michael J. Anderson	DBPP	23	$721,086	$—
	SRP	23	2,440,919	—
John J. Granato	DBPP	—	—	—
	SRP	—	—	—
Harold M. Reed	DBPP	27	649,450	—
	SRP	27	1,139,600	—
Dennis J. Addis	DBPP	23	673,029	—
	SRP	23	775,564	—
Rasesh H. Shah	DBPP	26	684,281	—
	SRP	26	1,139,910	—

(1)
Plans were instituted in 1984 for non-partners of the predecessor partnership of the Company. Former partners entered the plan in 1988. All individuals listed have years of Company service in excess of the listed years of credited service. Credited service is the number of years in which 1,000 hours of service are earned subsequent to plan entry date.

(2)
Present value of accumulated benefits calculated by discounting the December 31, 2013 accumulated benefit payable at normal retirement age under the normal annuity form. This discounting uses a discount rate of 4.7% for the DBPP and a discount rate of 2.9% for the SRP. Mortality was based on the RP2000 Static, Non-generational Mortality Table projected to 2020 with rates blended for annuitants and non-annuitants.

Nonqualified Deferred Compensation
The Company provides a non-qualified Deferred Compensation Plan (“DCP”) for employees whose Retirement Savings Investment Plan (“401(k)”) contributions are limited by Internal Revenue Service regulations. The DCP mimics the 401(k) sponsored by the Company in that participants may select the same investment options (excluding Company Common Shares) providing the potential for equivalent returns. The plan assets are held in a Rabbi Trust on the Company’s balance sheet and a liability is included for the compensation deferred by employees. Currently, eligible employees may defer up to 30% of their base salary and up to 50% of their bonus. Set forth below is a table with the NEOs’ information for the plan for 2013:

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive contribution in last FY ($)	Registrant contributions in last FY ($) (1)	Aggregate earnings in last FY ($) (1)	Aggregate withdrawals / distributions ($)	Aggregate balance at last FYE ($)
Michael J. Anderson	$—	$62,529	$83,680	$—	$583,572
John J. Granato	—	4,275	305	—	4,580
Harold M. Reed	—	50,060	1,248	—	134,368
Dennis J. Addis	120,000	47,477	56,994	—	443,118
Rasesh H. Shah	106,350	52,270	208,952	—	1,418,120

(1)
The registrant contributions above are included in the Summary Compensation Table as part of “All Other Compensation.” As the investments are made in mutual funds, none of the earnings are above-market and are therefore not included in the Summary Compensation Table.

Termination / Change in Control Payments
In 2009, the Company formalized its past practice of granting severance in the event of position elimination and added severance payments in the event of a change in control through the completion of Change in Control and Severance Policy Participation Agreements. These 2009 agreements clarify that qualifying terminations within a specified period up to three months before or up to 24 months after a defined change in control of the Company or an NEO’s business Group will result in cash severance equal to two years of salary and target bonus, plus certain health benefits for that same two years. At the participant’s election the severance payments will be paid out in a lump sum or in continuous payroll period installments over the benefit period. For qualifying terminations other than due to a change in control, NEO’s will receive cash severance and certain health benefits for a one year period. Payments under the Defined Benefit Pension Plan, Supplemental Retirement Plan and Deferred Compensation Plan are not impacted by these agreements.
Under each of the Change in Control and Severance Policy Participation Agreements, the applicable executive agrees not to divulge confidential information during or after his term of employment. In addition, the executive agrees not to compete with, or solicit the customers or employees of, the Company during and for a period of one year following a termination of employment without cause (for which period the executive will receive severance payments). Upon a termination of employment without cause and following a change of control of the Company, this period is extended to two years (for which period the executive will receive severance payments).
The following table presents the value of these agreements by NEO as if termination occurred on December 31, 2013:

Name	Severance (1)	Bonus (2)	Health (3)	Outplacement Services (4)	Additional Severance for Change in Control (5)	Cash value	Cash value if Change in Control
Michael J. Anderson	$495,000	$493,100	$12,960	$15,000	$1,481,200	$1,016,060	$2,497,260
John J. Granato	300,000	184,200	17,580	15,000	668,400	516,780	1,185,180
Harold M. Reed	400,000	351,340	17,580	15,000	1,102,680	783,920	1,886,600
Dennis J. Addis	350,000	215,400	11,916	15,000	780,800	592,316	1,373,116
Rasesh H. Shah	309,000	179,000	11,904	15,000	667,000	514,904	1,181,904

(1)	Severance for other than a change in control is equal to one year’s salary.

(2)	Bonus is equal to target bonus to be paid for 2013 and represents bonus earned prior to termination. If termination were to occur other than at December 31, this amount would be prorated.

(3)
Value of health benefits to be continued for up to 52 weeks based on years of service. All NEOs qualify for a full year of coverage. NEOs are responsible to continue their share of premium consistent with their coverage prior to termination.

(4)	Value estimated for one year of service (maximum to be provided).

(5)	If a termination is due to a change in control, participants are eligible for an additional year of severance plus two additional years of target bonus.
If an NEO was terminated on December 31, 2013 due to death, permanent disability, retirement (early or normal) or involuntarily without cause as a result of a sale of his business unit, the applicable officer would also be entitled to accelerated vesting of his outstanding PSUs and RSAs as set forth opposite his name in the table below. In the event of termination for cause, all awards are immediately cancelled and no severance is paid. Unvested awards that vest within a year following termination (for reasons other than cause) may be exercised prior to the expiration of one year after termination. All employees may exercise vested awards for up to one year after termination (if for reasons other than cause).

	PSU(1)		RSA(2)
Name	Common Shares Issued	Value ($)	Common Shares Issued	Value ($)
Michael J. Anderson	31,344	$1,863,401	6,501	$386,484
John J. Granato	1,296	$77,047	2,022	$120,208
Harold M. Reed	13,022	$774,158	10,158	$603,893
Dennis J. Addis	7,344	$436,601	1,609	$95,655
Rasesh H. Shah	5,945	$353,430	3,933	$233,817

(1)
Vesting of each tranche of PSUs occurs after the end of the respective performance period (which determines the number of shares awarded). NEOs who have separated then earn a pro rata share of their total award based on the number of months actually worked in the performance period. The PSUs in the table above include three grants – one vesting immediately, one which has one year remaining in the performance period and the other which has two years remaining. The common shares listed in the table above include the 2011 grant (which vested January 1, 2014), two thirds of the 2012 grant and one ninth of the 2013 grant. The award above assumes that 100%, 40% and 50% of the maximum number of shares will be issued for the 2011, 2012 and 2013 grants, respectively. The value is derived using the December 31, 2013 market price of $59.45.

(2)	Immediate vesting of all 2011 awards and a pro-rated portion of the 2012 award. The value is derived using the December 31, 2013 market price of $59.45.
Termination due to death would result in the following company-provided group life insurance proceeds in addition to the acceleration of equity awards.

Name	Life Insurance Proceeds
Michael J. Anderson	$750,000
John J. Granato	600,000
Harold M. Reed	750,000
Dennis J. Addis	700,000
Rasesh H. Shah	618,000
2014 Executive Compensation Changes

The Company has presented to shareholders a proposal to approve and adopt a new 2014 Long-Term Incentive Compensation Plan ("LTICP"), as discussed on page 14 of this proxy statement. The new Plan would expand the award types available to allow maximum flexibility in achieving the long term incentive strategy. The Plan would also modify the change in control definition and provide for a double trigger rather than single trigger vesting in award agreements. As part of the process of developing the new Plan, the Company is also establishing a formal recoupment policy and amending the existing share ownership policy. These policy changes will take effect in 2014. The 2014 annual grants made on March 1 were made under the existing 2005 Plan. If shareholders approve the 2014 Plan in May, any subsequent grants would be made under the new Plan.
In response to a study conducted regarding the Company's Total Direct Compensation structure for the executive officers and a concurrent study of director compensation, several adjustments will be made in 2014. These include increases in salary range midpoints, base salaries and target long-term incentive amounts in order to position target Total Direct Compensation near the desired competitive objective for executive officers. Director Compensation changes include an increase in the annual board retainers, committee chair retainers and committee member meeting fees, along with an increase in annual equity awards and the elimination of board meeting fees. Director’s share ownership and retention guidelines were also revised as part of the policy update referenced above. Director compensation was last reviewed and increased when a similar study was conducted in 2010.

On February 18, 2014, the Company effected a three-for-two stock split to its outstanding shares as of January 21, 2014. All share, dividend and per share information set forth in this Proxy Statement has been retroactively adjusted to reflect the stock split.

Director Compensation
The following description of director compensation reflects the program approved by the Board of Directors in August 2006, revised in December 2008 and further revised in October 2010. This program was in place for 2013. See the 2014 Executive Compensation Changes section above for details regarding changes to director compensation for 2014.
Directors who are not employees of the Company receive an annual retainer of $45,000. Committee chairpersons each receive an additional retainer as follows: Audit Committee chair $10,000 annually, all other Committees $5,000 annually. The lead director also receives a $15,000 annual retainer. Directors may elect to receive their retainers in cash or Common Shares and beginning in 2009, retainers are paid on a quarterly basis (May, August, November and February).
Directors are not paid for full board meetings, except for meetings in excess of six per year, for which they are paid $1,500. Committee meetings are paid at $1,250 for the Audit Committee and $1,000 for all other Committees. Telephonic attendance at committee meetings is paid at one half of the full meeting fee. Additional compensation may be paid to individual directors for work requiring time and effort beyond what is normally expected to prepare for and attend Board and Committee meetings including orientation for new directors and special projects.
Directors receive an annual equity grant. As mentioned above, for 2011 and beyond, the Compensation and Leadership Development Committee endorsed a change to replace SOSARs with RSAs for directors beginning with the March 1, 2011 grants. The value of annual grants was increased from $35,000 to $50,000 effective with the March 1, 2011 grants. The Adjustment Factor table mentioned above, that applies to management grants, also applies to Director grants. Director grants of RSA’s will fully vest after one year from date of grant. Directors have an equity ownership guideline of 7,000 shares. Until reaching this ownership level, they are required to retain 75% of the shares issued through equity grants by the Company. Directors appointed to the Board receive a pro rata annual retainer and initial equity grant with a fair value approximately equal to $12,000.
Michael J. Anderson is the only employee director. He receives no additional compensation for his directorship.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(4)	Total ($)
Gerard M. Anderson	49,500	51,187	—	—	—	337	101,024
Catherine M. Kilbane (2)	48,000	63,682	—	—	—	337	112,019
Robert J. King, Jr.	57,000	51,187	—	—	—	337	108,524
Ross W. Manire	53,500	51,187	—	—	—	337	105,024
Donald L. Mennel (2)	42,000	83,732	—	—	—	337	126,069
Patrick S. Mullin	13,500	53,171	—	—	—	96	66,767
David L. Nichols	67,000	51,187	—	—	—	337	118,524
John T. Stout, Jr. (2)	28,500	73,716	—	—	—	337	102,553
Jacqueline F. Woods	53,250	51,187	—	—	—	337	104,774

(1)
RSA’s were granted to all Directors on October 1, 2013 and are valued at $47.66 per share, the closing price on the date of issuance. RSA's were also granted to Patrick S. Mullin upon his appointment to the Board on August 22, 2013 and are valued at $44.91 per share, the closing price on the date of issuance.

(2)
Directors can make an election to receive common stock in lieu of all or 50% of the retainer fees. All of these shares are fully vested. For purposes of determining the number of shares to be issued in lieu of such fees, the shares are valued at the closing price on the date of issuance which was January 31 ($31.43), May 13 ($35.51), July 31 ($39.55) and October 31 ($49.45) for the fees noted above.

(3)	No SOSARs were granted in 2013.

(4)	Restricted share dividends earned during 2013.

Outstanding equity awards for non-employee directors and former directors at December 31, 2013 are as follows:

Name	Outstanding Restricted Share Awards (#)	Outstanding SOSARs (#)
Gerard M. Anderson	1,074	10,500
Catherine M. Kilbane	1,074	3,600
Robert J. King, Jr.	1,074	—
Ross W. Manire	1,074	10,500
Donald L. Mennel	1,074	10,500
Patrick S. Mullin	896	—
David L. Nichols	1,074	1,200
John T. Stout, Jr.	1,074	—
Jacqueline F. Woods	1,074	3,600

Other Information
Shareholder Proposals for 2015 Annual Meeting
Shareholder proposals intended for inclusion in the Company’s proxy statement relating to its 2015 annual meeting must be received by the company no later than November 19, 2014 and must otherwise comply with the SEC’s rules, to be considered for inclusion in the Company’s proxy materials.
In addition, the Company’s Code of Regulations establishes advance notice procedures for (1) the nomination, other than by or at the direction of the Board or the Company, of candidates for election as directors and (2) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board or the Company. Any shareholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures. Any such proposals, as well as any questions related thereto, should be timely submitted in writing to the Company’s Secretary at the address below. The Company’s Secretary must receive any such proposals or nomination no earlier than January 2, 2015 and no later than February 1, 2015. The Company will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in the Company’s Code of Regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, proxy holders may exercise discretionary voting authority under proxies that the Company solicits to vote in accordance with their best judgment on any such shareholder proposal or nomination.
Additional Information
This proxy information is being mailed with the Company’s December 31, 2013 Summary Annual Report to Shareholders including the Annual Report on Form 10-K. You may obtain additional copies of the Company’s Annual Report on Form 10-K free of charge upon oral or written request to the Secretary of the Company at 480 West Dussel Drive, Maumee, Ohio 43537. You may also obtain a copy of this document at the Securities and Exchange Commission’s Internet site at http://www.sec.gov. Our Annual Report on Form 10-K was filed on February 28, 2014 and this proxy statement will be filed on or about March 11, 2014.
The proxies being solicited are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise.
Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope or register your vote by phone or internet as soon as possible.

By order of the Board of Directors

/s/ Naran U. Burchinow
Naran U. Burchinow Secretary

Appendix A
LIST OF COMPANIES USED TO BENCHMARK EXECUTIVE COMPENSATION

Ace Hardware	Buckman Laboratories	Energy Future Holdings -- Luminant
AGL Resources	Cabela's	Energy Future Holdings -- Luminant Energy
Agrium US	Cabot	Evonik Degussa
Air Liquide America	Calgon Carbon	EXCO Resources Inc.
Akzo Nobel -- Deco Paints	Carter's	FedEx -- FedEx Freight
Akzo Nobel -- Functional Chemicals	Caterpillar -- Solar Turbines	FedEx -- FedEx Office and Print Services
Akzo Nobel -- Marine and Protective Coatings	Caterpillar Inc.-Bucyrus	Ferrero USA
Akzo Nobel -- Pulp & Paper Chemicals	Champion Technologies	Finish Line
Albemarle	Chicago Mercantile Exchange	Firmenich
Alex Lee -- Institution Food House	Church & Dwight	Florida Municipal Power Agency
Alex Lee -- Lowes Foods Stores	Citrix	FMC
Alex Lee -- Merchants Distributors	City of Philadelphia -- Philadelphia Gas Works	FMC -- Agricultural Products Group
Alexander & Baldwin -- Matson Navigation	Clariant	FMC -- Industrial Chemicals Group
Amcor Limited - Flexibles	Coca-Cola Bottling	FMC -- Specialty Chemicals Group
Amcor Limited -- Rigid Plastics	COG Operating LLC	Fonterra
American Crystal Sugar	Collective Brands	Foot Locker -- Champs Sports
Ann Inc. -- AnnTaylor Stores	Collective Brands -- Payless ShoeSource	Fuller (H.B.)
Arkema	Continental Resources Inc.	GDF SUEZ Energy North America -- United Water
Ascend Performance Materials	Cooper Industries -- Bussmann	Georgia Gulf
ASML	Cooper Industries -- Lighting	GNC
Associated Materials	Cooper Industries -- Power Systems	Great Lakes Dredge and Dock
Atlas Energy	Crown Imports	Henkel
Austin Energy	Cytec Industries	Hexagon Metrology
Bacardi Limited -- Bacardi USA	Day & Zimmermann	HighMount Exploration & Production LLC
Baker Petrolite	Del Monte Foods	Hilcorp Energy Company
Barnes Group	Denso Manufacturing	Hilti -- US
Barnes Group -- Barnes Aerospace	Dominion Resources -- Dominion Energy	Houghton International
Beam Global Spirits & Wine	Dominion Resources -- VA Power	Huntsman - Advanced Materials
Belden	Doosan Power Systems	Huntsman -- Textile Effects
Belden -- Belden Americas	Dow Corning -- Hemlock Semiconductor	ICL Industrial Products
Benjamin Moore & Co.	DPL	Ineos
Bic Corporation	DSM Resins -- DSM Chemicals	INEOS Oligomers
Boston Beer	Duquesne Light	Innophos
Brambles	E & J Gallo Winery	Johnson Matthey
Brambles -- Chep	Eastman Chemical	L.L. Bean
BreitBurn Management Company LLC	Edison International -- Edison Mission	L.L. Bean -- Outlets
Brown-Forman	Elliott	Lanxess

Lehigh Hanson -- Building Products	Potash Corporation of Saskatchewan
Lehigh Hanson -- North Region	Powersouth
Lehigh Hanson -- South Region	Remy International
LG&E and KU	Rhodia
Lhoist North America	Roquette America
Lopez Foods	Salt River Project
Lower Colorado River Authority	Santee Cooper
LVMH Moet Hennessy Louis Vuitton -- Moet Hennessy USA	Sasol North America
MacDermid	Sazerac
Macy's -- Bloomingdale's	Seattle City Light
Marmon Group -- Union Tank Car	Severstal North America
McDermott International	Shopko
MeadWestvaco -- Calmar	Smithfield Foods
MeadWestvaco -- Consumer & Office Products	Solvay America
MeadWestvaco -- Consumer Solutions	Solvay America -- Solvay Advanced Polymers
MeadWestvaco -- Packaging Resource Group	Solvay America -- Solvay Chemicals
MeadWestvaco -- Specialty Chemicals	Southern Company -- Mississippi Power
Memphis Light, Gas & Water	Southern Star Concrete
Merit Energy Company	Southwest Gas
Millennium Inorganic Chemicals	Statoil USA
Mitsubishi International	Stepan
Modine Manufacturing	Tate & Lyle Americas -- Ingredients Americas
Molson Coors Brewing	Tate & Lyle Americas - Specialty Foods
Moog	Tekni-Plex
NACCO Materials Handling	TJX Companies, Inc., The - Home Goods
Nashville Electric Service	Tronox
Newark InOne	Valent -- Valent U.S.A.
NewMarket	Vallourec
North American Breweries	Westlake Chemical
Omaha Public Power District	Williams Companies
Orlando Utilities Commission	Zep
Pernod Ricard SA -- Pernod Ricard USA	ZF Group -- North American Operations
PETCO
Piedmont Natural Gas
Pier 1 Imports
Ply Gem Siding Group
PNM Resources

Appendix B
LIST OF COMPANIES USED TO BENCHMARK CEO COMPENSATION

Alliance One International, Inc.
Arch Chemicals Inc.
Aventine Renewable Energy Holdings Inc.
Boise Inc.
Cal Maine Foods Inc.
Calumet Specialty Products Partners, L.P.
Cascades Inc.
Central Garden & Pet Co
CF Industries Holdings, Inc.
Cott Corp
Delek US Holdings, Inc.
Ferro Corp
Freightcar America, Inc.
GATX Corp
Georgia Gulf Corp
Green Plains Renewable Energy, Inc.
Greenbrier Companies Inc.
Lancaster Colony Corp
Nacco Industries Inc.
Newmarket Corp
Polyone Corp
Ralcorp Holdings Inc.
Sanderson Farms Inc.
Spartan Stores Inc.
Tractor Supply Co
Universal Forest Products Inc

Appendix C

THE ANDERSONS, INC.

2014 LONG-TERM INCENTIVE COMPENSATION PLAN

Article I
PURPOSE
The purpose of this The Andersons, Inc. 2014 Long-Term Incentive Compensation Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock‑based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms shall have the following meanings:
2.1    “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.
2.2    “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.
2.3    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to (i) a willful, material and substantive breach of written Company policy, which breach is not cured by the Participant within a reasonable time after receipt of written notice from the Company specifying the breach; (ii) a willful, intentional and substantive breach of fiduciary duty to the Company or any of its Affiliates involving personal gain or profit to the Participant; (iii) other employment engaged in by the Participant that substantially impairs the Participant’s ability to perform his/her obligations, for which consent of the Company was not previously obtained; (iv) conviction of the Participant of any felony or crime of moral turpitude, or any intentional crime in the conduct of his/her office with the Company or any Affiliate, which is materially adverse to the welfare of the Company or any affiliate, but excluding any conviction which is not the result of any action or inaction by the Participant for his or her personal gain, or in willful violation of law or Company policy; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Ohio law.
2.6    “Change in Control” has the meaning set forth in 11.2.
2.7    “Change in Control Price” has the meaning set forth in Section 11.1.
2.8    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.
2.9    “Committee” means any committee of the Board duly authorized by the Board to administer the Plan, which shall initially be the Compensation Leadership and Development Committee. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.
2.10    “Common Stock” means the common stock, $0.001 par value per share, of the Company.
2.11    “Company” means The Andersons, Inc., an Ohio corporation, and its successors by operation of law.
2.12    “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.
2.13    “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
2.14    “Effective Date” means the effective date of the Plan as defined in Article XV.
2.15    “Eligible Employees” means each employee of the Company or an Affiliate.
2.16    “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.
2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.18    “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and, except as my be provided in an Award Agreement, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code.
2.19    “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.
2.20    “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
2.21    “Lead Underwriter” has the meaning set forth in Section 14.19.
2.22    “Lock-Up Period” has the meaning set forth in Section 14.19.

2.23    “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.
2.24    “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.
2.25    “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
2.26    “Other Extraordinary Event” has the meaning set forth in Section 4.2(b).
2.27    “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.
2.28    “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
2.29    “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.
2.30    “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.
2.31    “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.
2.32    “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
2.33    “Plan” means this The Andersons, Inc. 2014 Long-Term Incentive Compensation Plan, as amended from time to time.
2.34    “Proceeding” has the meaning set forth in Section 14.9.
2.35    “Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.
2.36    “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.
2.37    “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.
2.38    “Retirement” means, with respect to an Eligible Employee, a Termination of Employment on or after the date that the Participant has attained the age of sixty (60) and has had at least five (5) years of continuous employment with the Company or any Subsidiary. In the event of a Non-Employee Director, “Retirement” means attainment of the mandatory age of retirement and voluntary termination from the Board, as determined in accordance with Company policies.
2.39    “Rule 16b-3” means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
2.40    “Section 4.2 Event” has the meaning set forth in Section 4.2(b).
2.41    “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable treasury regulations thereunder.
2.42    “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.
2.43    “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.44    “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.
2.45    “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.
2.46    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
2.47    “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.
2.48    “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
2.49    “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.
2.50    “Termination of Directorship” means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
2.51    “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.
2.52    “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.
ARTICLE III
ADMINISTRATION
3.1    The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
3.2    Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:
(a)    to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;
(b)    to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;
(c)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(d)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
(e)    to determine the amount of cash to be covered by each Award granted hereunder;
(f)    to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate in conjunction with or apart from other awards made by the Company outside of the Plan;
(g)    to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);
(h)    to determine whether a Stock Option is an Incentive Stock Option or Non‑Qualified Stock Option;
(i)    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;
(j)    to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and
(k)    solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.
3.3    Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.
3.4    Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5    Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
3.6    Designation of Consultants/Liability.
(a)    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.
(b)    The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub‑section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
3.7    Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.
ARTICLE IV
SHARE LIMITATION
4.1    Shares. • The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 1,750,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 1,000,000 shares. If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. Any Award under the Plan settled in cash, other than cash settled Stock Appreciation Rights, shall not be counted against the foregoing maximum share limitations. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $150,000. Following shareholder approval of this Plan, no further awards shall be issued under that certain The Andersons, Inc. 2005 Long-Term Performance Compensation Plan.
(l)    Individual Participant Limitations. To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation”:

(i)    The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii) which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 1,000,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 1,000,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company.
(ii)    There are no annual individual share limitations applicable to Participants on Restricted Stock or Other Stock-Based Awards for which the grant, vesting or payment (as applicable) of any such Award is not subject to the attainment of Performance Goals.
(iii)    The maximum number of shares of Common Stock subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 1,000,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company.
(iv)    The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $5,000,000.
4.2    Changes.
(a)    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.
(b)    Subject to the provisions of Section 11.1, if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted. In addition, subject to Section 11.1, if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.
(c)    Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
4.3    Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V
ELIGIBILITY
5.1    General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.
5.2    Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.
5.3    General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.
ARTICLE VI
STOCK OPTIONS
6.1    Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.
6.2    Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.
6.3    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.
6.4    Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a)    Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.
(b)    Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.
(c)    Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(d)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.
(e)    Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.
(f)    Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.
(g)    Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(h)    Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
(i)    Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.
(j)    Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
(k)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)    Form, Modification, Extension and Renewal of Stock Options; Prohibition on Repricing. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.
(m)    Deferred Delivery of Common Stock. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.
(n)    Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.
(o)    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1    Stock Appreciation Rights. Stock Appreciation Rights shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right.
7.2    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
(c)    Exercise Price. The exercise price per share of Common Stock subject to a Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
(d)    Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.
(e)    Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.2, Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
(f)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.2(c), Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.

(g)    Payment. Upon the exercise of a Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion or as may be provided in an applicable Award Agreement) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the exercise price.
(h)    Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).
(i)    Non-Transferability. No Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.
7.3    Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount set forth in Section 7.2(e) with respect to Stock Appreciation Rights.
7.4    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.
ARTICLE VIII
RESTRICTED STOCK
8.1    Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.
The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.
8.2    Awards and Certificates. Except as may be provided in an Award Agreement, Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:
(p)    Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.
(q)    Acceptance. Awards of Restricted Stock must be accepted within a period of ninety (90) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder. For the avoidance of doubt, no Awards of Restricted Stock will vest unless and until such Award is accepted.
(r)    Legend. Each Participant receiving Restricted Stock shall be issued stock as book entries by the applicable transfer agent, unless the Company elects to use another system, as evidencing ownership of shares of Restricted Stock.

Such issuance shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.
(s)    Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.
8.3    Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
(a)    Restriction Period. • The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.
(i)    If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.
(b)    Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.
(c)    Termination. Unless otherwise determined by the Committee at grant, in an Award Agreement or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.
(d)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.
ARTICLE IX
PERFORMANCE AWARDS
9.1    Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 9.2(c).
9.2    Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:
(e)    Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.
(f)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.
(g)    Objective Performance Goals, Formulae or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
(h)    Dividends. Unless otherwise determined by the Committee at the time of grant or in an Award Agreement, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will be paid to the Participant. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the achievement of the applicable Performance Goals.
(i)    Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.
(j)    Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.
(k)    Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.
ARTICLE X
OTHER STOCK-BASED AND CASH-BASED AWARDS
10.1    Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock‑Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, performance stock units and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
10.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:
(a)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
(b)    Dividends. Unless otherwise determined by the Committee at the time of Award or in an Award Agreement, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award.
(c)    Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.
(d)    Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.
10.3    Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
ARTICLE XI
CHANGE IN CONTROL PROVISIONS
11.1    Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest automatically and a Participant’s Award shall be treated in accordance with one or more of the following methods as determined by the Committee:
(e)    Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(f)    The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.
(g)    The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.
(h)    Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.
11.2    Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:
(a)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(b)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two‑thirds of the directors then still in office who either were directors at the beginning of the two‑year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(c)    a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or
(d)    a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN
12.1    Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.4; (vi) alter the Performance Goals for Restricted Stock, Performance Awards or Other Stock-Based Awards as set forth in Exhibit A hereto; (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award; or (viii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Ohio to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.
ARTICLE XIII
UNFUNDED STATUS OF PLAN
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.
ARTICLE XIV
GENERAL PROVISIONS
14.1    Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. Awards may include any legend or other evidence of restrictions that the Committee deems appropriate to reflect any restrictions on Transfer with respect to such Award. All certificates for shares or other evidence of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be included in any representation of Common Stock to make appropriate reference to such restrictions.
14.2    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
14.3    No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4    Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee or inclusion in an Award Agreement, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.
14.5    No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
14.6    Listing and Other Conditions.
(a)    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.
(b)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
(c)    Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
(d)    A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
14.7    Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).
14.8    Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Ohio (regardless of the law that might otherwise govern under applicable Ohio principles of conflict of laws).
14.9    Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Ohio or the United States District Court for the [Southern District of Ohio] and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Ohio, the court of the United States of America for the [Southern District of Ohio], and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Ohio State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Ohio.
14.10    Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
14.11    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
14.12    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
14.13    Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.
14.14    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
14.15    Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.
14.16    Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
14.17    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
14.18    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
14.19    Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock‑Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock‑Up Period.
14.20    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
14.21    Section 162(m) of the Code. Notwithstanding any other provision of the Plan to the contrary, the provisions of the Plan requiring compliance with Section 162(m) of the Code shall not apply to Awards granted under the Plan that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
14.22    Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
ARTICLE XV
EFFECTIVE DATE OF PLAN
The Plan shall become effective on [●], 2014, which is the date of its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Ohio.
ARTICLE XVI
TERM OF PLAN
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based compensation” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are re-approved (or other designated Performance Goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals.
ARTICLE XVII
NAME OF PLAN
The Plan shall be known as the “The Andersons, Inc. 2014 Long-Term Incentive Compensation Plan.”

EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

•	earnings per share;

•	operating income;

•	gross income;

•	net income (before or after taxes);

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital metrics or ratios;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	annual recurring revenues;

•	recurring revenues;

•	license revenues;

•	sales or market share;

•	employee engagement or turnover;

•	customer satisfaction;

•	total shareholder return;

•	economic profit or economic value added;

•
specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of a share of Common Stock;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or

•	control of or reduction in operating expenses.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:
(a)    restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;
(b)    an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or
(c)    a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.
In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations. With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:
(a)    designate additional business criteria on which the performance goals may be based; or
(b)    adjust, modify or amend the aforementioned business criteria.

*** Exercise Your *Right* to Vote ***

THE ANDERSONS, INC.

THE ANDERSONS, INC.
PO BOX 119
MAUMEE, OH 43537
ATTN: Mary Schroeder

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 10, 2014
Date: May 02, 2014 **Time:** 8:00 AM EDT
Location: THE ANDERSONS, INC.
GENERAL OFFICE BUILDING
480 W. DUSSEL DRIVE
MAUMEE, OHIO 43537

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000199205_1 R1.0.0.51160

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement   2. Annual Report and 10K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2014 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000199205_2   R1.0.0.51160

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01	Michael J. Anderson	02	Gerard M. Anderson	03	Catherine M. Kilbane	04	Robert J. King, Jr.	05	Ross W. Manire
06	Donald L. Mennel	07	Patrick S. Mullin	08	John T. Stout, Jr.	09	Jacqueline F. Woods		

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

3 An advisory vote on executive compensation approving the resolution provided in the proxy statement.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000199205_3 R1.0.0.51160

THE ANDERSONS, INC.
PO BOX 119
MAUMEE, OH 43537
ATTN: Mary Schroeder

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Michael J. Anderson
02 Gerard M. Anderson
03 Catherine M. Kilbane
04 Robert J. King, Jr.
05 Ross W. Manire
06 Donald L. Mennel
07 Patrick S. Mullin
08 John T. Stout, Jr.
09 Jacqueline F. Woods

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	Approval of the 2014 Long-Term Incentive Compensation Plan.	☐	☐	☐
3	An advisory vote on executive compensation approving the resolution provided in the proxy statement.	☐	☐	☐
4	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000199204_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and 10K is/are available at www.proxyvote.com .

THE ANDERSONS, INC.
Annual Meeting of Shareholders
May 2, 2014 8:00 AM
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Naran U. Burchinow, Tamara S. Sparks, and Matthew C. Anderson, and each of them individually, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote all of the shares of stock of THE ANDERSONS, INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, EDT on May 2, 2014, at THE ANDERSONS, INC., GENERAL OFFICE BUILDING, 480 W. DUSSEL DRIVE, MAUMEE, OHIO 43537, and any adjournment or postponement thereof, as designated on the reverse side of this proxy card and, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000199204_2 R1.0.0.51160

Continued and to be signed on reverse side